UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No. __ )

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PEREGRINE PHARMACEUTICALS, INC.

 (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY
SUBJECT TO COMPLETION

August [__], 2009

Dear Stockholder:

You are cordially invited to attend our annual meeting of stockholders on Thursday, October 22, 2009, at 10:00 a.m. Pacific Daylight Time at the Wyndham Hotel, 3350 Avenue of the Arts, Costa Mesa, California.

This booklet includes the Notice of Annual Meeting and the Proxy Statement. The Proxy Statement describes the business to be transacted at the meeting and provides other information about the Company that you should know when you vote your shares.

Your vote is very important.  Instructions for voting appear on the proxy card or the voting instruction form.  Please review the instructions on the proxy card or the voting instruction form forwarded by your bank, broker or other holder of record regarding each of these voting options.

In addition to the formal business to be transacted, management will make a presentation on developments during the past year and respond to comments and questions of general interest to stockholders.

We hope you will be able to attend the meeting and we look forward to seeing you on Thursday, October 22, 2009.

Very truly yours,

Steven W. King
President, Chief Executive Officer and
Director

14282 Franklin Avenue ● Tustin, California 92780 ● (714) 508-6000 ● Fax (714) 838-9433

14282 Franklin Avenue ● Tustin, California 92780

Notice of Annual Meeting of Stockholders

Date:	Thursday, October 22, 2009

Time:	10:00 a.m. Pacific Daylight Time

Place:	Wyndham Hotel at the Orange County Performing Arts Center 3350 Avenue of the Arts Costa Mesa, California 92626

Items of Business:
1.To elect four directors to our Board of Directors until the next annual meeting and until their successors are elected and qualified;
2.To ratify the Audit Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm for our current fiscal year ending April 30, 2010;
3.To approve our 2009 Stock Incentive Plan;
4.To consider one stockholder proposal; and
5.To transact such other business as may properly come before the meeting or any adjournment thereof.

Record Date:	You are entitled to notice of, and to vote at the annual meeting and any adjournments of that meeting, if you were a stockholder of record at the close of business on August 28, 2009.

Voting by Proxy:
Please submit the enclosed proxy as soon as possible so that your shares can be voted at the annual meeting in accordance with your instructions. For specific instructions regarding voting, please refer to the questions and answers under the heading “General Information” beginning on page 1 of the Proxy Statement and the instructions on your proxy card.

By Order of the Board of Directors,

Paul J. Lytle
Chief Financial Officer and
Corporate Secretary

Tustin, California
August __, 2009

This Notice of Annual Meeting of Stockholders, Proxy Statement and accompanying proxy card are being distributed on or about September 4, 2009

Proxy Statement

General Information

Your vote is very important.  For this reason, the Board of Directors of Peregrine Pharmaceuticals, Inc., a Delaware corporation (referred to as “we,” “us,” “our,” “Company,” or “Peregrine”), is soliciting your proxy to vote your shares of common stock at the 2009 Annual Meeting of Stockholders (the “Annual Meeting”), or at any continuation, postponement or adjournment thereof, for the purposes discussed in this Proxy Statement and in the accompanying Notice of Annual Meeting and any business properly brought before the Annual Meeting.

Why am I receiving these materials?

Proxies are solicited to give all stockholders of record an opportunity to vote on matters properly presented at the Annual Meeting.  This Proxy Statement is being sent to all stockholders of record as of the close of business on August 28, 2009 in connection with the solicitation of proxies on behalf of the Board of Directors for use at the 2009 Annual Meeting of Stockholders to be held on October 22, 2009.  We intend to commence mailing this Proxy Statement and accompanying proxy card on or about September 4, 2009 to all stockholders entitled to vote at the Annual Meeting.

Our Financial Information

The Annual Report to Stockholders of the Company for the fiscal year ended April 30, 2009, including audited consolidated financial statements, has been mailed to the stockholders concurrently herewith, but such report is not incorporated in this Proxy Statement and is not deemed to be a part of the proxy solicitation material.

Who is eligible to vote?

Stockholders of Peregrine, as recorded in our stock register at the close of business on August 28, 2009, can vote at the Annual Meeting.  Each share of Peregrine’s common stock is entitled to one vote.  As of August 28, 2009, there were [______] shares of our common stock outstanding and entitled to vote.

How do I vote?

There are three ways to vote by proxy:

(1)	by mail;
(2)	by telephone; or
(3)	via the Internet.

You may also vote in person at the Annual Meeting.  If you choose to vote by mail, mark your proxy card enclosed with the Proxy Statement, date and sign it, and mail it in the postage-paid envelope.  If you vote by telephone or via the Internet, please do not return a signed proxy card.  We recommend you vote by proxy even if you plan to attend the meeting.  You can always change your vote at the Annual Meeting.  Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to vote in person at the meeting, you must obtain a legal proxy issued in your name from such broker, bank or other nominee.

Who pays the cost of proxy solicitation?

Our Board of Directors is soliciting the enclosed proxy.  We will make proxy solicitations by electronic or regular mail and we will bear the costs of this solicitation.  We will request banks, brokerage houses, nominees and other fiduciaries nominally holding shares of our common stock to forward the proxy soliciting materials to the beneficial owners of such common stock and to obtain authorization for the execution of proxies.  We will, upon request, reimburse such parties for their reasonable expenses in forwarding proxy materials to the beneficial owners. In the event we decide to hire a service to solicit proxies, we would expect such service to cost less than $10,000 plus reasonable and approved out-of-pocket expenses.

What is a proxy?

Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct.  You may vote for all, some or none of our director candidates.  You may also vote for or against the other proposals or abstain from voting.

How do I specify how I want my shares voted?

If you are a registered stockholder, you can specify how you want your shares voted on each proposal by marking the appropriate boxes on the proxy card.  Please review the voting instructions on the proxy card and read the entire text of the proposals and the positions of the Board of Directors in the Proxy Statement prior to marking your vote.

If your proxy card is signed and returned without specifying a vote or an abstention on a proposal, it will be voted according to the recommendation of the Board of Directors on that proposal.  That recommendation is shown for each proposal on the proxy card.

How do I vote if I am a beneficial stockholder?

If you are a beneficial stockholder, you have the right to direct your broker or nominee on how to vote the shares.  You should complete a Voting Instruction Card which your broker or nominee is obligated to provide you.  If you wish to vote in person at the meeting, you must first obtain from the record holder a proxy issued in your name.

Brokerage firms have the authority under the NASDAQ Stock Market rules to vote shares on routine matters for which their customers do not provide voting instructions.

What are the Board of Directors’ voting recommendations?

For the reasons set forth in more detail later in the Proxy Statement, our Board of Directors recommends that you vote for the proposals as follows:

FOR:

●	the election of our four directors;
●	the ratification of the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2010; and
●	the approval of our 2009 Stock Incentive Plan, and

AGAINST:

●	the one stockholder proposal.

Can I revoke a proxy?

To revoke your proxy if you are a stockholder of record, you must advise our Secretary in writing before the meeting, deliver a validly executed proxy with a later date that we receive prior to the meeting, or attend the meeting and vote your shares in person. You may revoke your proxy at any time before your shares are voted. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

What is a quorum?

In order to carry on the business of the meeting, we must have a quorum.  This means that at least a majority of the outstanding shares eligible to vote on the record date must be present at the meeting, either by proxy or in person.  Abstentions and broker non-votes are counted as present at the meeting for determining whether we have a quorum.  A broker non-vote occurs when a broker returns a proxy but does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner.

How many votes are needed to have the proposals pass?

For the reasons set forth in more detail later in the Proxy Statement, our Board of Directors recommends that you vote for the proposals as follows:

FOR:

Proposal No. 1	-the election of our four directors;
Proposal No. 2	-the ratification of the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2010; and
Proposal No. 3	-the approval of our 2009 Stock Incentive Plan; and

AGAINST:

Proposal No. 4	-the one stockholder proposal.

The Board of Directors will be elected by a favorable vote of a plurality of the shares of common stock present and entitled to vote, in person or by proxy, at the Annual Meeting.  Accordingly, abstentions and broker non-votes as to the election of directors will not be counted in determining which nominees received the largest number of votes cast.

In order for Proposal No. 2 and Proposal No. 3 to pass, the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting is required for each.  Only proxies and ballots indicating votes “FOR,” “AGAINST” or “ABSTAIN” on the proposals or providing the designated proxies with the right to vote in their judgment and discretion on the proposals are counted to determine the number of shares present and entitled to vote.  Broker non-votes will have no effect on the result of the vote on Proposal No. 3 although they will count toward the presence of a quorum.  Abstentions as to a proposal will have the same effect as votes against a proposal.

Because Proposal No. 4 seeks to amend our Certificate of Incorporation and Bylaws, in order for Proposal No. 4 to pass, the affirmative vote of stockholders holding a majority of the outstanding shares of our common stock as of the record date is required.   Further, because Proposal No. 4 is a stockholder proposal, only proxies and ballots indicating votes “FOR,” “AGAINST” or “ABSTAIN” on the proposal or providing the designated proxies with the right to vote in their judgment and discretion on the proposal are counted to determine the number of shares present and entitled to vote.  Broker non-votes will have no effect on the result of the vote although they will count toward the presence of a quorum.  Abstentions as to the proposal will have the same effect as votes against a proposal

How are the votes counted?

                All votes will be tabulated by the inspector of election appointed for the Annual Meeting who will separately tabulate affirmative and negative votes and abstentions.  Any information that identifies a stockholder or the particular vote of a stockholder is kept confidential.

What is “Householding” of annual meeting materials?

Some banks, brokers and other nominee record holders may be “householding” our proxy statements and annual reports.  This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household.  We will promptly deliver a separate copy of either document to you if you call or write us at our principal executive offices, 14282 Franklin Avenue, Tustin, California, 92780, Attn: Investor Relations, telephone: (714) 508-6000.  If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and telephone number.

Proposal No. 1: Election of Directors

The first proposal on the agenda for the Annual Meeting will be electing four directors to serve until the next annual meeting or until their successors are elected.  There are four nominees for the four currently authorized seats on our Board of Directors.  Unless authority to vote for directors has been withheld in the proxy, the persons named in the enclosed proxy intend to vote at the Annual Meeting FOR the election of the nominees presented below.

Under Delaware law, the four nominees receiving the highest number of votes will be elected as directors at the Annual Meeting.  As a result, proxies voted to “Withhold Authority” and broker non-votes will have no practical effect.

Each person nominated for election is currently serving as a director of Peregrine and each nominee has consented to serve as a director for the ensuing year.  If any nominee becomes unavailable to serve for any reason before the election, then the enclosed proxy will be voted for the election of such substitute nominee, if any, as shall be designated by the Board of Directors.  The Board of Directors has no reason to believe that any of the nominees will become unavailable to serve.

Information with respect to the number of shares of common stock beneficially owned by each director as of August 18, 2009 appears under the heading “Security Ownership of Certain Beneficial Owners, Directors and Management.”  The name, age, years of service on our Board of Directors, and principal occupation and business experience of each director nominee is set forth below.

DIRECTOR BIOGRAPHY
Name and Age	Principal Occupation and Business Experience	Director Since
Carlton M. Johnson (age 49)
Mr. Johnson has served as a director since November 1999.  Mr. Johnson currently serves as in-house legal counsel for Roswell Capital Partners, LLC and has served as in-house legal counsel for Equiplace Securities, LLC and Swartz Investments, LLC since 1996.  Mr. Johnson has been an active member of the Alabama State Bar since 1986, the Florida Bar since 1988, and the State Bar of Georgia since 1997.  He has been a shareholder in the Florida AV-rated, Bar-registered firm of Smith, Sauer, DeMaria & Johnson and Vice President and President-Elect of the 600 member Escambia-Santa Rosa Bar Association.  He also served on the Florida Bar Young Lawyers Division Board of Governors.  Mr. Johnson earned his degree with high honors in History/Political Science at Auburn University and his Juris Doctor, also with high honors, at Samford University – Cumberland School of Law.  Mr. Johnson also serves on the board of Patriot Scientific Corporation and CryoPort, Inc., both publicly traded companies.

1999
Steven W. King (age 45)
Mr. King has served as our President and Chief Executive Officer since March 2003.  From August 2002 to such date, Mr. King served as Chief Operating Officer of Peregrine.  From February 2000 to August 2002, Mr. King served as our Vice President of Technology and Product Development.  Mr. King joined Peregrine in 1997 in the capacity of Director of Research and Development.  Mr. King was responsible for planning and launching our wholly owned contract manufacturing subsidiary, Avid Bioservices, Inc., in 2002.  Mr. King has served as the President of Avid since its inception.  Mr. King was previously employed at Vascular Targeting Technologies, Inc. (formerly known as Peregrine Pharmaceuticals, Inc.), a company we acquired in 1997, which held the rights to the Vascular Targeting Agent technology.  Mr. King previously worked with Dr. Philip Thorpe, inventor of our Anti-Phosphatidylserine (“Anti-PS”) Immunotherapeutic and VTA technology platforms, at the University of Texas Southwestern Medical Center at Dallas and is a co-inventor on over 40 U.S. and foreign patents and patent applications in the Vascular Targeting Agent field.  Mr. King received his Bachelor’s and Master’s degrees from Texas Tech. University in Cell and Molecular Biology.
2003

Name and Age	Principal Occupation and Business Experience	Director Since
David H. Pohl (age 72)
Mr. Pohl served as Chairman of the Board, President and CEO of Patriot Scientific Corporation from June 2005 to June 2007, and was a member of its board of directors from April 2001 until February 2008.  Mr. Pohl also served as an officer of Patriot from January 2001 to March 2002.  He is currently Chairman of the Board of Wellness.com, Inc., a privately held Internet enterprise, and two of its affiliates and is of counsel with the law firm of Herold & Sager in Encinitas, California.  Mr. Pohl was in the private practice of law counseling business clients from 1997 to 2005, and from 1995 to 1996 was Special Counsel to the Ohio Attorney General regarding entrepreneurial investments by state employee pension funds.  Previously, he was a Senior Attorney with Jones Day Reavis & Pogue, a large U.S. law firm, and held positions as a senior officer and general counsel in large financial services corporations that developed assets of more than $1 billion.  Mr. Pohl is a member of the Corporate Directors Forum of San Diego, the Intellectual Property Law and Business Law Sections of the State Bar of California, has served as a member of the Board of Governors of the Corporate Counsel Section of the Ohio State Bar Association, and is an Emeritus member of the Board of Directors of the American Financial Services Association, Washington, D.C. Mr. Pohl earned a Juris Doctor degree from the Ohio State University College of Law, and also holds a B.S. in Administrative Sciences from Ohio State.

2004
Eric S. Swartz (age 53)
Mr. Swartz is the founder and President of Roswell Capital Partners, LLC and was the founder and former President of Equiplace Securities, LLC and Swartz Investments, LLC, a company he started in 1993.  Prior to 1993, Mr. Swartz was a Vice President at Bear Stearns & Co. specializing in foreign institutional equity investments in U.S. securities.  Prior to that, Mr. Swartz was a Vice President with Oppenheimer & Co., where he was involved in overseas placements of equity and debt for institutions in Germany, Austria, Switzerland, France, Australia, and New Zealand.  Mr. Swartz has 26 years of experience in the securities business.
1999

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH NOMINEE DIRECTOR NAMED IN PROPOSAL NO. 1.

Corporate Governance

Our Board of Directors strongly believes in good corporate governance policies and practices.  We expect to continue to seek and implement those corporate governance practices that we believe will promote a high level of performance from our Board of Directors, officers and employees.  This section describes key corporate governance guidelines and practices that our Board has adopted.  Copies of the following corporate governance documents are posted on our website at www.peregrineinc.com (this website address is not intended to function as a hyperlink, and the information contained on the Company’s website is not intended to be a part of this Proxy Statement): (1) Code of Business Conduct and Ethics, (2)  Charter of the Compensation Committee of the Board of Directors, (3)  Charter of the Audit Committee of the Board of Directors, and (4)  Charter of the Nominating Committee of the Board of Directors.  If you would like a printed copy of any of these corporate governance documents, please send your request to Peregrine Pharmaceuticals, Inc., Attention: Corporate Secretary, 14282 Franklin Avenue, Tustin, California  92780.

Board of Directors

Our business is managed under the direction of our Board of Directors pursuant to the Delaware General Corporation Law and our Bylaws.  Our Board of Directors has responsibility for establishing broad corporate policies and reviewing our overall performance.  Among the primary responsibilities of our Board of Directors is the oversight of the management of our company.  Our directors remain informed of our business and management’s activities by reviewing documents provided to them before each board meeting and by attending presentations made by our chief executive officer and other members of management. The Board of Directors held ten (10) formal meetings during the fiscal year ended April 30, 2009.  Each incumbent director attended at least seventy-five percent (75%) of the meetings of the Board and of the committees on which he served during the fiscal year ended April 30, 2009.  In addition, members of the Board of Directors have access to our books, records and reports and independent auditors and advisors.  Members of our management frequently interact with and are at all times available to our directors.

Director Independence

Under applicable NASDAQ Marketplace rules, a director will only qualify as an “independent director” if, in the opinion of our Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board of Directors has determined that each of the current directors, as well as those standing for re-election, are independent directors as defined by the NASDAQ Marketplace Rules governing the independence of directors, except for Steven W. King, our President and Chief Executive Officer.

Our Audit, Compensation and Nominating Committees are composed entirely of independent directors as required by applicable Securities and Exchange Commission (“SEC”) and NASDAQ rules, including Rule 10A-3 under the Exchange Act of 1934, as amended (the “Exchange Act”).  In addition, there are no family relationships among any of the directors or executive officers of the Company.

Meetings of Independent Directors

The independent members of our Board of Directors have a practice of meeting in executive sessions without the presence of any members of Peregrine’s management.  The independent members of the Board of Directors met in nine (9) executive sessions during the fiscal year ended April 30, 2009.

Committees of Our Board of Directors

The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating Committee.  Each of the three committees maintains a written charter approved by the Board of Directors.   The following is a summary of our three standing committees:

Compensation Committee.  The primary purposes of the Compensation Committee of the Board of Directors is to: (i) establish the compensation policy of Peregrine Pharmaceuticals, Inc. (the “Company”); (ii) ensure that the compensation of the Board of Directors, Chief Executive Officer and other corporate officers of the Company enables it to attract and retain high-quality leadership and is consistent with such policy; (iii) review the performance and development of the Company’s Chief Executive Officer and other corporate officers in achieving Company goals and objectives and to ensure that senior executives of the Company are compensated effectively in a manner consistent with the strategy of the Company; and (iv) produce an annual report on executive compensation for inclusion in the Company’s proxy statements, in accordance with applicable rules and regulations.  The Compensation Committee held four (4) meetings during the fiscal year ended April 30, 2009.  The Compensation Committee has the authority to determine director and executive compensation and may not delegate this authority.  The Compensation Committee’s members are currently Mr. Eric S. Swartz (chairman of the committee), Mr. Carlton M. Johnson and Mr. David H. Pohl.  Each of these members is independent under NASDAQ listing standards currently in effect.

Audit Committee.  The Audit Committee has the sole authority for the appointment, compensation and oversight of the work of the independent auditors, and responsibility for reviewing and discussing, prior to filing or issuance, with management and the independent auditors (when appropriate) the Company’s audited consolidated financial statements included in its Annual Report on Form 10-K. The Audit Committee carries out its responsibilities in accordance with the terms of its charter.  The Audit Committee met five (5) times during the fiscal year ended April 30, 2009.  The Audit Committee of our Board of Directors has determined that Mr. Carlton M. Johnson is an “audit committee financial expert” as defined by the Securities and Exchange Commission (“SEC”) and is independent under the current listing standards of NASDAQ.  The Audit Committee meets the NASDAQ composition requirements, including the requirements regarding financial literacy and financial sophistication.  The current Audit Committee members are Mr. Carlton M. Johnson (chairman of the committee), Mr. David H. Pohl and Mr. Eric S. Swartz.  Each of these members is independent under NASDAQ listing standards currently in effect.

Nominating Committee.  The primary purpose of the Nominating Committee of the Board is to (i) make recommendations to the Board regarding the size of the Board, (ii) make recommendations to the Board regarding criteria for the selection of director nominees, (iii) identify and recommend to the Board for selection as director nominees individuals qualified to become members of the Board, including stockholder recommendations, and (iv) recommend committee assignments to the Board.  The qualities and skills sought in prospective members of the Board will be determined by the independent directors.  Generally, director candidates must be qualified individuals who, if added to the Board, would provide the mix of director characteristics, experience, perspective and skills appropriate for the Company.  Criteria for selection of candidates will include, but not be limited to: (i) business and financial acumen, as determined by the committee in its discretion, (ii) qualities reflecting a proven record of accomplishment and ability to work with others, (iii) knowledge of the Company’s industry, (iv) relevant experience and knowledge of corporate governance practices, and (v) expertise in an area relevant to the Company. The Nominating Committee met two (2) times during the fiscal year ended April 30, 2009.  The Nominating Committee’s members are Mr. David H. Pohl (chairman of the committee), Mr. Carlton M. Johnson and Mr. Eric S. Swartz.  Each of these members is independent under NASDAQ listing standards currently in effect.

Communicating with the Board of Directors

Under our Code of Business Conduct and Ethics, we have established an Open Door Policy and Hotline for the confidential, anonymous submission by our directors, officers and employees of concerns regarding violations or suspected violations of our Policy on Business Conduct and Ethics, including matters relating to accounting and auditing matters.  In addition, the Audit Committee has established procedures for the receipt, retention and treatment of communications received by us, our Board of Directors and the Audit Committee regarding accounting, internal controls or auditing matters.  Written communications from our stockholders and employees may be sent to: Peregrine Pharmaceuticals, Inc., Attention: Audit Committee Chair, 14282 Franklin Avenue, Tustin, California 92780.

In addition, the Company’s annual meeting of stockholders provides an opportunity each year for stockholders to ask questions of or otherwise communicate directly with members of the Board on appropriate matters.  In addition, stockholders may communicate in writing with any particular director, or the directors as a group, by sending such written communication to: Board of Directors, Attention: Corporate Secretary, Peregrine Pharmaceuticals, Inc., 14282 Franklin Avenue, Tustin, California 92780.  Copies of written communications received at such address will be provided to the Board or the relevant director unless such communications are considered, in the reasonable judgment of the Secretary, to be inappropriate for submission to the intended recipient(s).  Examples of stockholder communications that would be considered inappropriate for submission to the Board include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to the Company’s business or communications that relate to improper or irrelevant topics.

Director Attendance at Annual Meetings of Stockholders

We have no policy requiring directors to attend annual meetings of stockholders, but directors are encouraged to attend our annual meetings at which they stand for re-election.

Director Compensation

Members of the Board of Directors who are also our employees receive no additional compensation for serving as directors.  The following information outlines the compensation paid to our non-employee directors, including annual base retainer fees, meeting attendance fees, and option awards for the fiscal year ended April 30, 2009:
Name	Fees Earned or Paid in Cash ($) (1)	Option Awards ($) (2)	All Other Compensation ($)	Total ($)
Carlton M. Johnson	140,000 (3)	34,521	-	174,521
David H. Pohl	80,000 (4)	34,521	-	114,521
Eric S. Swartz	80,000 (4)	34,521	-	114,521
Thomas A. Waltz, M.D.	52,000 (5)	20,182	-	72,182

(1)
In fiscal year 2009, each non-employee director was eligible to receive an annual cash retainer fee of $60,000 per year and was eligible to receive a fee of $2,000 for each Board meeting attended, whether in-person or telephonically.  In addition, the chairman of the Audit Committee was eligible to receive an additional annual cash retainer fee of $60,000.  Each non-employee director is also eligible to receive a fee of $2,000 for each additional Company meeting attended in excess of four hours in length.

(2)
These amounts reflect non-cash stock-based compensation expense recognized by us in fiscal year 2009 for a portion of the option awards granted to directors in fiscal year 2008, rather than an amount paid to or realized by the director.  There were no stock options granted to directors during fiscal year 2009.  During fiscal year 2008, each Director was granted an option to purchase 250,000 shares of common stock of the Company at an exercise price of $0.39 per share.  Assumptions used in the valuation of option awards in accordance with FAS 123(R) is included in Note 3 “Share-Based Compensation” in our Form 10-K for the period ended April 30, 2009, filed with the SEC on July 14, 2009.

As of April 30, 2009, each non-employee director held the following number of shares of common stock underlying outstanding stock options:

Number of Shares Underlying
Director	Outstanding Stock Options
Carlton M. Johnson	1,300,000
David H. Pohl	600,000
Eric S. Swartz	950,000

(3)	Includes an annual base retainer of $60,000, an annual retainer of $60,000 for Mr. Johnson’s role as chairman of the Audit Committee, and meeting fees of $20,000.

(4)	Includes an annual retainer of $60,000 and meeting fees of $20,000.

(5)	Includes an annual retainer of $40,000 and meeting fees of $12,000. Dr. Waltz passed away in December 2008.

Proposal No. 2: Ratify Appointment of Independent Registered Public Accounting Firm

The next proposal on the agenda for the Annual Meeting will be ratifying the Board’s appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for current fiscal year ending April 30, 2010.  Our Board of Directors, upon the recommendation of its Audit Committee, has ratified the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2010, subject to ratification by our stockholders.  Ernst & Young LLP has served in this capacity for each of the nine (9) years ended April 30, 2009, and has reported on the Company’s fiscal year 2009 consolidated financial statements.  During the nine (9) fiscal years ended April 30, 2009, there were no disagreements between the Company and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.  The Audit Committee recommended to the Board that Ernst & Young LLP be re-appointed for fiscal year 2010.

Representatives of Ernst & Young LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent auditors is not required by the Bylaws or otherwise.  However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of corporate practice.  If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm.  Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 2 TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2010.

Independent Registered Public Accounting Firm Fees

The following summarizes aggregate fees billed to the Company for the fiscal years ended April 30, 2009 and 2008 by Ernst & Young LLP, our independent registered public accounting firm:

	2009	2008
Audit fees	$272,000	$293,000
Audit related fees	-	-
Tax fees	15,000	27,000
All other fees	2,000	2,000

Total fees	$289,000	$322,000

Audit fees pertain to the audit of our annual consolidated financial statements for fiscal years 2009 and 2008, including attestation services relating to the report on our internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, and timely reviews of our quarterly consolidated financial statements, consents, comfort letters, and review of documents filed with the Securities and Exchange Commission (“SEC”), including registration statements on Form S-3.

Tax fees relate to tax compliance services rendered in the preparation of our tax returns.

All other fees are attributable to the Company’s subscription to an Ernst & Young LLP online service used for accounting research purposes for fiscal years 2009 and 2008.

Pre-Approval Policy for Services Provided by our Independent Registered Public Accounting Firm

The Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm consistent with applicable SEC rules.  From and after the effective date of the SEC rule requiring Audit Committee pre-approval of all audit and permissible non-audit services provided by an independent registered public accounting firm, the Audit Committee has pre-approved all audit and permissible non-audit services provided by Ernst & Young LLP.

Ernst & Young LLP did not perform any professional services with respect to information systems design and implementation for the years ended April 30, 2009 and 2008.  The Audit Committee has considered whether the services provided by Ernst & Young LLP are compatible with maintaining that firm’s independence.

Report of the Audit Committee of the Board of Directors(*)

Each year, the Board of Directors appoints an Audit Committee to review the Company’s financial matters. We operate pursuant to a written Audit Committee Charter adopted by the Board of Directors.  In accordance with the Audit Committee Charter, we must meet the independence requirements and other criteria set by the NASDAQ Marketplace Rules as currently in effect.  As part of our oversight of our Company’s financial statements, our Chairman of the Audit Committee reviews and discusses with both management and Ernst & Young LLP all annual and quarterly financial statements prior to their issuance.  In addition, our responsibilities include recommending to the Board an accounting firm to be hired as the Company’s independent registered public accounting firm.  We are also responsible for recommending to the Board that the Company’s financial statements be included in its Annual Report.  We have taken the following steps in making our recommendation that the Company’s financial statements be included in its Annual Report:

1.
The Audit Committee discussed with Ernst & Young LLP, the Company’s independent registered public accounting firm, for fiscal year ended April 30, 2009, those matters required to be discussed by Statement on Auditing Standards No. 61, including information regarding the scope and results of the audit.  These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process.

2.
The Audit Committee discussed with Ernst & Young LLP its independence and received from Ernst & Young LLP a letter concerning independence as required under applicable independence standards for auditors of public companies.  This discussion and disclosure helped the Audit Committee in evaluating such independence.

3.
The Audit Committee reviewed and discussed with the Company’s management and Ernst & Young LLP, the Company’s audited consolidated balance sheet at April 30, 2009, and consolidated statements of operations, cash flows and stockholders’ equity for the fiscal year ended April 30, 2009.

Based on the reviews and discussions explained above, the Audit Committee recommended to the Board that the Company’s financial statements be included in its annual report for its fiscal year ended April 30, 2009.  The Audit Committee also recommended to the Board the selection of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for fiscal year 2010.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Carlton M. Johnson, Chairman of the Audit Committee
David H. Pohl
Eric S. Swartz

____________________________
*  The report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Proposal No. 3: 2009 Stock Incentive Plan

Introduction

On July 9, 2009, the Compensation Committee recommended and our Board of Directors approved, subject to stockholder approval, the 2009 Stock Incentive Plan (the “Incentive Plan”).  The Board of Directors approved the Incentive Plan to help us:

•	Attract, retain, motivate and reward officers, employees, directors, consultants and other service providers of the Company;
•	Provide equitable and competitive compensation opportunities;
•	Recognize individual contributions and reward achievement of our goals; and
•	Promote creation of long-term value for stockholders by closely aligning the interests of participants with the interests of stockholders.

The Board of Directors and the Compensation Committee believe that awards linked to common stock and awards with terms tied to our performance can provide incentives for the achievement of important performance objectives and promote the long-term success of the Company.  Therefore, they view the Incentive Plan as a key element of our overall compensation program.

The material features of the Incentive Plan are summarized below.  The summary is qualified in its entirety by reference to the specific provisions of the Incentive Plan, the full text of which is set forth as Exhibit A to this Proxy Statement.

Administration

The Compensation Committee, composed of not less than two independent directors appointed by the Board, will administer the Incentive Plan.  Each member of the Compensation Committee shall, at all times during their service as such, be a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934.  In the case of options intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code, the committee will consist of two or more “outside directors” within the meaning of Section 162(m) of the Code.  The Compensation Committee shall have conclusive authority to construe and interpret the Incentive Plan and any award agreement entered into under the Incentive Plan, and to establish, amend and rescind administrative policies for the administration of the Incentive Plan and such additional authority as the Board may from time to time determine is necessary or desirable.

Eligibility

Those persons eligible to participate in the Incentive Plan shall include officers and other employees, non-employee directors and consultants of the Company and its subsidiaries.

Shares Subject to the Incentive Plan

The total number of shares of common stock available under the Incentive Plan shall be 15,000,000, subject to adjustment as provided in the Incentive Plan (e.g., in the event of a reverse stock split).

Participation

The Compensation Committee shall select, from time to time, officers, employees, non-employee directors and consultants who, in the opinion of the Compensation Committee, can further the Incentive Plan’s purpose, and the Compensation Committee shall determine the type or types of awards to be made to the participants.  The terms, conditions and restrictions of each award shall be set forth in an award agreement.

Structure of the Incentive Plan

The Incentive Plan shall be divided into two separate equity programs, (i) the “Discretionary Option Grant Program” under which eligible persons may, at the discretion of the Incentive Plan Administrator, be granted options to purchase shares of common stock, and (ii) the “Stock Issuance Program” under which eligible persons may, at the discretion of the Incentive Plan Administrator, be issued shares of common stock directly, either through the immediate purchase of such shares or as a bonus for services rendered to the Company (or any parent or subsidiary).

Change in Control

In the event of a “change in control” of the Company, stock options not otherwise exercisable shall become fully exercisable.

Federal Income Tax Aspects

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and the Company in connection with awards granted under the Incentive Plan.  Tax consequences for any particular individual may be different, and each individual should consult his or her tax advisor regarding the specific tax consequences of any award grants under the Incentive Plan.  This summary is not intended to be exhaustive and does not describe all federal, state or local tax laws.

Non-Statutory Stock Options.    No taxable income is reportable when a non-statutory stock option is granted to a participant.  Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option.  Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Incentive Stock Options.    No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonqualified stock options).  If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss.  If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

Restricted Stock.    A participant will not have taxable income upon grant unless he or she elects to be taxed at that time.  Instead, he or she will recognize ordinary income at the time of vesting equal to the fair market value (on the vesting date) of the shares or cash received minus any amount paid for the shares.

Tax Effect on Company.  The Company generally will be entitled to a tax deduction in connection with an award under the Incentive Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option).  Special rules limit the deductibility of compensation paid to our Chief Executive Officer and to each of our four most highly compensated executive officers.  Under Section 162(m) of the Internal Revenue Code (the “Code”), the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000.  However, the Company can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met.

Section 280G.  To the extent payments which are contingent on a change in control are determined to exceed certain Code limitations on “golden parachutes”, they may be subject to a 20% nondeductible excise tax and our deduction with respect to the associated compensation expense may be disallowed in whole or in part.

Section 409A.  We intend for awards granted under the plan to comply with Section 409A of the Internal Revenue Code.  To the extent a grantee would be subject to the additional 20% tax imposed on certain nonqualified deferred compensation plans as a result of a provision of an award under the plan, the provision will be deemed amended to the minimum extent necessary to avoid application of the 20% additional tax.

Incentive Plan Benefits

The exact types and amounts of any awards to be made by the Committee to any eligible employees pursuant to the Incentive Plan are not presently determinable.  As a result of the discretionary nature of the Incentive Plan, it is not possible to state who the participants in such Incentive Plan will be, the number of options or other awards to be received by any person or group, or the benefits or amounts that would have been received by certain persons or groups under such Incentive Plan during the last fiscal year if the Incentive Plan had been in effect during that year.

Approval of the Incentive Plan

Approval of the Incentive Plan requires the affirmative vote of a majority of votes cast.  Broker non-votes will not be treated as votes cast for purposes of determining approval of such proposal and will not be counted as votes for or against such proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE 2009 STOCK INCENTIVE PLAN.

Security Ownership Of Certain Beneficial Owners, Directors And Management

Share Ownership

The following table sets forth certain information regarding the beneficial ownership of our common stock as of August 18, 2009, by: (i) each stockholder known to us to beneficially own more than 5% of our common stock; (ii) each director and director nominee; (iii) our Chief Executive Officer, Chief Financial Officer, and our other Named Executive Officers for the year ended April 30, 2009; and (iv) all directors, director nominees, and Named Executive Officers of the Company as a group.  In general, “Beneficial Ownership” refers to shares that an individual or entity has the power to vote or dispose of, and any rights to acquire common stock that are currently exercisable or will become exercisable within 60 days of August 18, 2009.  Unless otherwise indicated, each person named below holds sole investment and voting power, other than the powers that may be shared with the person’s spouse under applicable law.

	Beneficial Ownership of Common Stock
Name of Beneficial Owner (a)	Number of Shares		Percent (b)
Eric S. Swartz	3,649,642	(c)(d)	1.53%
Steven W. King	1,268,638	(c)	*
Carlton M. Johnson	1,307,043	(c)	*
Paul J. Lytle	776,416	(c)	*
David H. Pohl	578,750	(c)	*
Joseph S. Shan	387,902	(c)	*
Shelley P.M. Fussey, Ph.D.	263,890	(c)	*
F. David King	211,685	(c)	*
All directors, director nominees and executive officers as a group (8 persons)	8,443,966	(c)(d)	3.48%

_________________
*  Less than 1% of the outstanding shares of our common stock.

(a)	The address of all of our executive officers and directors is in c/o Peregrine Pharmaceuticals, Inc., 14282 Franklin Avenue, Tustin, California, 92780.

(b)
Percent of common stock computed on the basis of shares outstanding at August 18, 2009, plus shares that could be acquired through the exercise of stock options that will become exercisable within 60 days of August 18, 2009.

(c)
Includes shares which the individuals shown above have the right to acquire as of August 18, 2009, or within 60 days thereafter, pursuant to outstanding stock options as follows: Mr. Swartz – 918,750 shares; Mr. Steven King – 1,177,083 shares; Mr. Johnson – 1,268,750 shares; Mr. Lytle – 699,583 shares: Mr. Pohl – 568,750 shares; Mr. Shan – 385,726 shares: Dr. Fussey – 243,750 shares; and Mr. F. David King – 150,000.  Such shares are deemed to be outstanding in calculating the percentage ownership of such individual (and the group), but are not deemed to be outstanding as to any other person.

(d)
Includes 538,693 shares of common stock owned by Swartz Ventures, Inc. and 264,887 shares held in an Individual Retirement Account (“IRA”) for the benefit of Mr. Swartz.  Mr. Swartz has sole control over Swartz Ventures, Inc. and his IRA.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities (“Reporting Persons”), to file reports of ownership and changes in ownership with the SEC and with The NASDAQ Stock Market.  Reporting Persons are required by SEC regulations to furnish us with copies of all forms they file pursuant to Section 16(a).  Based solely on our review of the copies of such reports we received, and written representations from certain Reporting Persons that no other reports were required for those persons, to the best of our knowledge, we believe that during the year ended April 30, 2009, each of the Reporting Persons met all applicable Section 16(a) filing requirements.

Compensation Discussion and Analysis

This compensation discussion and analysis describes the material elements of compensation awarded to, earned by, or paid to each of our Named Executive Officers during fiscal year 2009 and describes our policies and decisions made with respect to the information contained in the following tables, related footnotes and narrative for fiscal year 2009.  We also describe various actions regarding Named Executive Officers compensation taken before or after fiscal year 2009 when we believe it enhances the understanding of our executive compensation program.

Compensation Philosophy and Policies

Executive compensation programs affect all employees by setting general levels of compensation and helping to create an environment of goals, rewards and expectations.  Because we believe the performance of every employee is important to our success, we are mindful of the effect executive compensation and incentive programs have on all of our employees.

Our Compensation Committee (the “Committee”) continuously evaluates the performance, and no less frequently than annually, determines or modifies the compensation of our Chief Executive Officer (“CEO”) and our other executive officers based upon a number of factors, including our attainment of certain corporate goals and clinical milestones approved by the Committee, individual performance and contribution towards the attainment of our corporate goals, levels of responsibility and experience, and breadth of knowledge.  In addition, we currently do not fund retirement programs, company cars or other expensive perquisites for our executives.

The employment market for personnel and executives with experience in the biotechnology and pharmaceutical industry in Southern California is very competitive because there are several pharmaceutical, biotechnology and medical device companies in that region.  The majority of our competitors in this geographic area have more resources than we do which makes it more difficult for us to hire and retain key personnel.  As a result, the Committee must establish compensation packages that will enable the Company to be competitive with the local market.

Given the competitive environment in which we operate, the compensation philosophy of the Committee with respect to our executive officers, including the CEO, is:

•
to maintain an overall compensation structure designed to attract, retain and motivate executives of outstanding ability who are critical to our long-term success by providing appropriate levels of risk and reward, in proportion to individual contribution and performance;

•
to establish appropriate incentives to further the Company’s long-term strategic plan and to hold executives accountable, through their compensation, for their individual and corporate performance; and

•	to align the interests of executives with those of the stockholders.

The Chief Executive Officer, who attends most meetings of the Compensation Committee, assists the Committee in determining the compensation of all other executive officers by, among other things:

•	setting the base salaries of the other executive officers within limits established by the Committee;
•
establishing annual individual performance objectives for the other executive officers and evaluating their performance against such objectives (the Committee reviews these performance evaluations); and

•	making recommendations, from time to time, for special stock grants or stock option grants (e.g., for motivational or retention purposes) to other executive officers.

The other executive officers do not have a role in determining their own compensation, other than discussing their annual individual performance objectives with the President and Chief Executive Officer.

Components of Our Executive Compensation Program

We do not have any formal or informal policy or target for allocating compensation between long-term and short-term compensation or between cash and non-cash compensation.  Instead, the Committee, after reviewing information gathered from an outside compensation database, determines subjectively what it believes to be the appropriate level and mix of the various compensation components.

The primary elements of our executive compensation program are:

•	base salary;
•	annual discretionary and/or incentive bonuses paid in cash or stock;
•	stock option awards;
•	perquisites and other benefits; and
•	employment agreements and severance and change-in-control benefits.

Base Salary

Base salary is used to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our executives.  When establishing base salaries for fiscal year 2009, the Committee considered various data regarding the base salaries of executive officers in comparable positions at other biotechnology companies.  Additional factors included, but were not limited to, company size, market capitalization, stage of development of a company’s products and geographic location.  The Committee also considered the individual experience level and actual performance of each executive officer in light of Peregrine’s needs and objectives.  The Committee did not retain the services of a compensation consultant because it felt that compensation levels were well within the range of comparable companies in the geographical area, and therefore did not feel the additional cost was justifiable.

Base salaries are reviewed at least annually by the Committee, and may be adjusted to realign salaries with market levels after taking into account individual responsibilities, performance and experience, subject to minimum salary requirements set forth in applicable employment agreements.  Base salaries may be increased for merit reasons, based on the executive’s success in meeting or exceeding individual performance objectives as well as our combined success in meeting corporate goals, including research and clinical milestones.  An executive’s base salary is also evaluated by reviewing the executive’s other compensation components to ensure that the executive’s total compensation is in line with our overall compensation philosophy as discussed above.

In March 2009, the Committee set the compensation for four of our five executive officers and approved their employment agreements.  Because their base salaries had not been increased since May 7, 2006, pursuant to their respective employment agreements, Mr. Steven W. King’s and Mr. Paul J. Lytle’s then current annual base salaries of $353,750 and $276,188, respectively, were retroactively increased by an additional five percent effective on each of May 1, 2007 and May 1, 2008.  The payment of the aggregate 2007 and 2008 retroactive increases to their base salaries was deferred until the sooner of (i) a change-in-control event, (ii) termination of employment (iii) or the approval of such payment by the compensation committee of the Board of Directors.  Payment of the deferred amounts was approved by the Committee in June 2009.  Pursuant to Mr. Shan’s employment agreement, his annual base salary was retroactively increased to $203,490 effective as of March 2, 2008, representing an increase of five percent over his most recent annual base salary, with payment of the new base salary commencing immediately with the Company’s next pay period (which also included a one-time adjustment equal to the unpaid portion of such increase from March 2, 2008).  Pursuant to Dr. Fussey’s employment agreement, her annual base salary was retroactively increased to $275,000 effective as of April 7, 2008, an increase of ten percent over her most recent annual base salary, with payment of the new base salary commencing immediately with the Company’s next pay period (including a one-time adjustment equal to the unpaid portion of such increase from April 7, 2008).

The annual base salary of our Named Executive Officers for fiscal year 2010 is as follows:
Named Executive Officer	Annual Base Salary ($)
Steven W. King	390,009
Paul J. Lytle	304,497
Shelley P.M. Fussey, Ph.D.	275,000
F. David King	210,000
Joseph S. Shan	203,490

Discretionary Annual Cash Bonus

The employment agreements that we entered into during March 2009 with Messrs. Steven W. King, Paul J. Lytle and Joseph S. Shan and Dr. Shelley P.M. Fussey provide for annual discretionary bonuses as may be determined by our Board of Directors.  Annual cash bonuses are intended to motivate executives and compensate them for achieving financial and operational goals and individual performance objectives.  The annual discretionary bonuses may be in an amount up to a predetermined percentage of such executive’s then current base salary as follows: Mr. King – 100%; Mr. Lytle – 50%; Dr. Fussey – 30%; and Mr. Shan – 30%.  The Board of Directors did not authorize the payment of any discretionary bonuses for fiscal year 2009.

The Committee believes that a necessary component of our executive compensation program is an annual incentive bonus.  Although the Company and its employees achieved a number of important milestones during fiscal year 2009, the Committee did not implement a formal incentive bonus program for executives in an effort to conserve financial resources during fiscal year 2009.

Stock Option Awards and Grant Practices

Based on market practice and our objective to align executives’ interest with those of our stockholders, we currently use stock options as the sole form of long-term incentive compensation for executives and other employees.  Stock awards to our executive officers are periodically granted by the compensation committee of Board of Directors at their discretion.  The grant date of annual and other grants is either on the date the compensation committee approves the grants or on a pre-selected later date, such as a future hire date.  During the fiscal year ended April 30, 2009, the Committee did not authorize the grant of any stock options to executive officers or non-employee directors due to the limited number of stock options available for grant under our current stock option plans.

Employment Agreements, Severance and Change-in-Control Benefits

We have employment agreements with Messrs. Steven W. King, Paul J. Lytle and Joseph S. Shan and Dr. Shelley P.M. Fussey providing for severance payments and accelerated vesting benefits triggered by various termination events. For a description of these agreements and our potential payment obligations, please see "Overview of Employment Agreements and Potential Payments Upon Termination or a Change of Control" and the related tabular disclosure below.

When entering into employment agreements which provide for post-termination compensation for our Named Executive Officers, the Committee considers, among multiple factors, peer company practice, retention needs and consistency of post-termination compensation among our executives. Gains from prior equity awards are not a material consideration in setting the level of such compensation. In particular, we believe such employment agreements benefit us and our stockholder by attracting and retaining executives in a marketplace where such protections are commonly offered by our peer companies.  We also believe that severance protection triggered by a change-in-control allows our executives to assess a potential change of control objectively, from the perspective of what is best for our stockholders, without regard to the potential impact of the transaction on their own job security. Further, we believe the severance protection offered under the employment agreements are balanced with the interests of Peregrine and its stockholders, as the executives are bound by non-disclosure, non-competition, and non-solicitation arrangements and must execute a general release in favor of Peregrine as a condition to receiving benefits under these agreements.  All of the Named Executive Officers are “at will” employees.

These employment agreements, other than Mr. King’s and Mr. Lytle’s which renew in 2011, are subject to renewal annually and, as part of the Committee's review of all of our executive compensation practices, will be reviewed to ensure that they continue to serve our interests in retaining these key executives, remain consistent with packages offered by our peers, and provide reasonable levels of severance protection and compensation.

Perquisites and Other Benefits

We maintain broad-based benefits that are provided to all employees, including health, dental, and vision insurance, life and disability insurance and a 401(k) plan.  Under the 401(k) plan, executive officers are allowed to contribute on the same basis as other employees of the Company as determined by IRS regulations.  To date, we have not made any matching employee contributions to the 401(k) plan.  In addition, executive officers are eligible to participate in the same employee benefit plans as all other employees.  The cost of health and dental insurance was 100% covered by the Company for executive officers during fiscal year 2009.  In addition, all employees, including executive officers, receive $50,000 in term-life insurance, long-term disability benefits, monthly dues for a health club membership (discontinued in July 2008), and vision insurance at no cost to the employee.  We also provide all employees, including executive officers, the option to make pre-tax payroll deductions up to $2,500 per year under a flexible spending account plan that can be utilized for out-of-pocket medical, dental and other allowable expenses.  The Company also provides paid-time-off benefits to cover vacation and sick time and annually determined Company holidays.

Factors for Determining Compensation

Performance.  One of the primary objectives of our compensation program is to motivate our executive officers to achieve our short and long-term strategic goals.  These goals are tied to, among other things, the advancement of our product pipeline, the attainment of clinical and regulatory milestones, the development, acquisition and out-licensing of key technologies, and the securing of capital funding.  In addition to linking compensation to the attainment of preapproved goals, individual performance is assessed on the basis of more subjective, non-formulaic, criteria, such as:

•	involvement in, and responsibility for, the development and implementation of our strategic plans and the attainment of our strategic and operating objectives;
•	participation in the achievement of strategic or regulatory milestones;
•	contribution to the management team and application of managerial leadership skills;
•	involvement in accessing capital to fund our research and development operations and other business activities; and
•	role in protecting and realizing the value of our intellectual property.

Market Benchmarks.  We believe that our select peer group provides useful information to help us establish competitive compensation practices and levels of compensation that allow us to attract, retain and motivate a talented executive team and, at the same time, aligns the interests of our executives with those of our stockholders. Accordingly, in fiscal year 2009, we reviewed and compared, among other things, the total cash and long-term equity incentive compensation and the amounts of our primary executive compensation components—base salary, annual cash award and long-term equity awards—against comparable compensation paid within our peer group.  As described below, in considering how peer data relates to Peregrine’s compensation, we take into account our relative company size (e.g., market capitalization and number of employees), stage of development, performance and geographic location as compared to peer companies, as well as the specific responsibilities of our executives.

The executive employment market in the biotechnology and pharmaceutical industry in Southern California is very competitive because there are many pharmaceutical, biotechnology and medical device companies in that region, many of which are similar to us in size and stage of development.  We believe our executive compensation must be competitive within such a peer group, yet fully aligned with our current stage of development and our responsibilities to stockholders.  Accordingly, while we believe that our total target cash and equity compensation levels should be positioned at approximately the 50th percentile of our peer group for our current Named Executive Officers, due to our current financial resources, the cash and equity compensation of our President and Chief Executive Officer and Chief Financial Officer was below the 25th percentile of our peer group.

In fiscal year 2009, we reviewed data provided by an outside service to establish a peer group of pharmaceutical and biopharmaceutical company similar in size based on market capitalization and number of employees.  This peer group also includes companies with which we believe we must compete for talent.  The Committee intends to review and modify this peer group periodically to ensure that this list remains aligned with our size and stage of development.  For fiscal year 2009, our peer group consisted of 45 companies, including the following companies:

• Ariad Pharmaceuticals, Inc.	• Nabi Biopharmaceuticals
• Depomed, Inc.	• Neurocrine Biosciences, Inc.
• Dyax Corp.	• Synta Pharmaceuticals, Corp.
• Immunomedics, Inc.	• Trimeris, Inc.
• MiddleBrook Pharmaceuticals, Inc.	• Vical, Inc.

Summary

The compensation committee believes Peregrine’s compensation programs are designed and administered in a manner consistent with its compensation philosophy and objectives.  We monitor these programs in recognition of the dynamic marketplace in which Peregrine competes for talent.  Peregrine intends to continue to emphasize pay-for-performance and equity-based incentive programs that reward executives for actual results and that are consistent with stockholder interests.

Executive Compensation

Executive Officers

The following table sets forth information as of August 18, 2009 regarding our current Named Executive Officers:

Named Executive Officer	Age	Position
Steven W. King	45	President and Chief Executive Officer, Director

Paul J. Lytle	41	Chief Financial Officer and Corporate Secretary

Shelley P.M. Fussey, Ph.D.	43	Vice President, Intellectual Property

F. David King	53	Vice President, Business Development

Joseph S. Shan	36	Vice President, Clinical & Regulatory Affairs

The following biographies describe the business experience of our Named Executive Officers. (For the biography of Mr. Steven W. King, see “Proposal No. 1, Election of Directors” above.)

Paul J. Lytle has served as Chief Financial Officer since August 2002 and has over 15 years of finance and accounting experience.  Mr. Lytle oversees various functions, including finance and accounting, financial reporting, Corporate Governance, investor relations, human resources and information technology.  Mr. Lytle started with Peregrine in March 1997 as Corporate Controller and has held positions of increasing responsibility at the Company.  Mr. Lytle was promoted to Vice President of Finance and Accounting and was elected as the Company’s Corporate Secretary in 2000.  Prior to joining Peregrine, Mr. Lytle worked for Deloitte & Touche LLP.  Mr. Lytle holds a BS in Business Administration from the California State University at Long Beach and is a certified public accountant in the State of California and a member of the American Institute of Certified Public Accountants.

Shelley P.M. Fussey, Ph.D. has served as our Vice President, Intellectual Property since February, 2005.  Dr. Fussey plays a key role in our U.S. and international patenting, patent analysis and patent defense.  Dr. Fussey's expertise includes patent strategy for technologies developed both in-house and in-licensed from universities. She has broad experience in intellectual property consulting for areas including cancer treatment, immunology, and antiviral technology, as well as other areas central to pharmaceutical and biotechnology drug development.  Prior to joining Peregrine, Dr. Fussey worked for the law firms of Williams, Morgan & Amerson and Arnold, White and Durkee. She holds a Ph.D. in Biochemistry, and a B.Sc. in Biochemistry with First Class Honours (Summa Cum Laude) from the University of Newcastle upon Tyne, UK.

F. David King has served as Vice President of Business Development since October 2005, has over 20 years of commercial experience in the biopharmaceutical industry, including sales, marketing and extensive business development experience.  His expertise in this area has led to the completion of significant corporate partnering deals with industry partners.  He has identified, negotiated and closed a wide range of transactions including out-license, in-license, co-promotion and joint development and marketing agreements.  Mr. King has an extensive network of contacts at biopharmaceutical companies in North America, Europe and Asia.  Mr. King was formerly employed with Medinox, Inc., in San Diego, where he served as Vice President, Corporate Development. Previously, Mr. King held several executive and management level positions at various pharmaceutical companies, including Maxim Pharmaceuticals, DepoTech Corporation (now SkyePharma Ltd.), and Glaxo Inc. (now GlaxoSmithKline).  He began his pharmaceutical industry career in sales and marketing for Stuart Pharmaceuticals (now AstraZeneca). Mr. King holds a bachelor’s degree in Business Administration from Goshen College in Goshen, Indiana.

Joseph S. Shan has served as Vice President, Clinical & Regulatory Affairs since March 2009 and has served as our head of Clinical and Regulatory Affairs since January 2003.  He is responsible for the design and execution of our clinical trials and overseeing regulatory submissions.  Since joining Peregrine in 2000, Mr. Shan has been instrumental in advancing the clinical development of the Company's bavituximab and Cotara® antibody products. Prior to joining Peregrine, Mr. Shan held positions of increasing responsibility in clinical and regulatory affairs at Edwards Lifesciences (formerly Baxter Healthcare Corporation) and Sulzer Medica.  Mr. Shan received his B.S. degree in Physiological Sciences from the University of California, Los Angeles and his M.P.H. degree from the George Washington University in Washington, DC.  He is a member of the American Society of Clinical Oncology, the Association of Clinical Research Professionals and the Regulatory Affairs Professionals Society.

Compensation Summary

The following table contains information with respect to the compensation for the fiscal years ended April 30, 2009, 2008 and 2007 of our chief executive officer, chief financial officer, up to three most highly compensated executive officers serving as executive officers at the end of the last completed fiscal year other than the chief executive officer and chief financial officer, and up to two additional executive officers who would have been one of our three most highly compensated executive officers, but who was not serving as an executive officer at the end of the last completed fiscal year.  We refer to the executive officers identified in this table as our “Named Executive Officers.”

 SUMMARY COMPENSATION TABLE
Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)	Stock Awards ($) (4)	Option Awards($) (5)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($) (6)	Total ($)
Steven W. King, President and Chief Executive Officer	2009 2008 2007	407,557(2) 384,534(3) 373,588(3)	- - -	- - 46,931	34,521 10,383 -	- - -	19,289 17,746 16,200	461,367 412,663 436,719
Paul J. Lytle, Chief Financial Officer and Corporate Secretary	2009 2008 2007	318,198(2) 306,881(3) 293,403(3)	- - -	- - 37,263	20,712 6,230 -	- - -	19,289 17,746 16,102	358,199 330,857 346,768
Shelley P.M. Fussey, Vice President, Intellectual Property	2009 2008 2007	275,962 250,000 225,962	- - -	- - 32,040	47,902 36,941 30,709	- - -	* * *	323,864 286,941 288,711
F. David King, Vice President, Business Development	2009 2008 2007	210,000 210,000 210,000	- - -	- - 30,900	42,245 40,098 40,577	- - -	12,473 11,490 10,340	264,718 261,588 291,817
Joseph S. Shan Vice President, Clinical and Regulatory Affairs	2009 2008 2007	204,794 195,239 173,077	- - -	- - 20,025	24,766 52,066 33,309	- - -	19,272 17,706 16,082	248,832 265,011 242,493

___________________________
(1)	Salary information is reported as of the last payroll paid prior to or immediately after April 30th of each fiscal year.
(2)
Includes one-time payments representing retroactive pay increases of 5% for Mr. Steven W. King ($53,807) and Mr. Paul J. Lytle ($42,010) which were approved by the Company’s Compensation Committee in connection with the execution of their respective employment agreements during fiscal year 2009 as more fully described above.

(3)
Includes the advancement of earned and accrued paid-time-off benefits (earned and accrued vacation benefits) in the amount of $30,784 (2008) and $21,761 (2007) for Mr. Steven W. King and $30,693 (2008) and $18,561 (2007) for Mr. Paul J. Lytle, to cover the aggregate purchase price of stock options exercised and federal and state mandatory tax obligations (in 2008) and to cover federal and state income taxes that were due upon the receipt of shares of common stock received under the Company’s Stock Bonus Plan (in 2007).

(4)
Represents the non-cash dollar amount recognized for financial statement reporting purposes for the fair market value of shares of common stock earned under the Company’s Stock Bonus Plan for milestones achieved during fiscal year 2007 as follows:  Mr. Steven W. King – 34,173 shares; Mr. Paul J. Lytle – 27,133 shares; Shelley P.M. Fussey – 27,000 shares; Mr. F. David King – 22,500 shares; and Joseph S. Shan – 16,875 shares.

(5)
Amounts reflect the stock-based compensation expense recognized for financial reporting purposes in fiscal year 2009 and 2008, in accordance with SFAS No. 123(R) for stock options granted in and prior to fiscal year 2008.  Assumptions used in the calculation of these amounts are included in Note 3 “Share-Based Compensation” in our Form 10-K for the period ended April 30, 2009, filed with the SEC on July 14, 2009, which identifies assumptions made in the valuation of option awards in accordance with FAS 123(R).  Amounts do not represent amounts paid to or realized by the Named Executive Officer.

(6)
Amounts shown in this column reflect the cost of benefits paid on behalf of the Named Executive Officer for health, dental, and vision benefits in addition to premiums paid for long-term disability and $50,000 in coverage for term life insurance.

*         Aggregate amount of all perquisites is less than $10,000.

Option Grants during Fiscal Year 2009

There were no stock option grants during fiscal year 2009 to our Named Executive Officers.

Outstanding Equity Awards at Fiscal Year-End 2009

The following table shows information regarding unexercised stock options held by our Named Executive Officers as of fiscal year ended April 30, 2009:
Named Executive Officer	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Secrities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Steven W. King	130,000 258,333	- -	$1.06 $0.34	05/03/2009 12/22/2009
	150,000	-	$1.28	05/07/2011
	200,000	-	$0.55	03/19/2013
	350,000	-	$2.20	10/21/2013
	156,250	93,750 (1)	$0.39	01/11/2018
Paul J. Lytle	130,000 133,333	- -	$1.06 $0.34	05/03/2009 12/22/2009
	135,000	-	$1.28	05/07/2011
	300,000	-	$2.20	10/21/2013
	93,750	56,250 (1)	$0.39	01/11/2018
Shelley P.M. Fussey, Ph.D.	112,500	-	$1.44	03/08/2015
	93,750	56,250 (1)	$0.39	01/11/2018
F. David King	150,000	50,000 (2)	$1.05	10/24/2015
	-	100,000 (3)	$0.39	01/11/2018
Joseph S. Shan	50,000	-	$5.28	04/10/2010
	28,226	-	$1.28	05/07/2011
	120,000	-	$2.20	10/21/2013
	100,000	-	$0.84	07/06/2017
	62,500	37,500 (1)	$0.39	01/11/2018
__________________
(1)	Option vests in twenty-four monthly installments beginning February 11, 2008.
(2)	Option vests in four equal annual installments beginning one year from the date of grant. The remaining 50,000 unexerciseable options vest on October 24, 2009.
(3)	Option vests in 50,000 share increments upon the closing of each licensing or partnering agreement, as further defined in the option agreement.

Option Exercises and Stock Vested Table

There were no stock options exercised by the Company’s Named Executive Officers during fiscal year 2009.

Overview of Employment Agreements and Potential Payments Upon Termination or Change in Control

Employment Agreements

On March 18, 2009, we entered into employment agreements with Mr. Steven W. King and Mr. Paul J. Lytle, each of which has an initial term of two years and renews annually thereafter for additional one-year terms unless terminated upon ninety (90) days prior written notice by either party.  On March 18, 2009, we also entered into one-year employment agreements with Mr. Joseph S. Shan and Dr. Shelley P.M. Fussey which renew automatically thereafter for additional one-year terms unless terminated upon ninety (90) days prior written notice by either party.

Each employment agreement provides that the executive officer must devote his or her full business time to the performance of services to the Company.  In addition, each executive officer has agreed to maintain the confidentiality of the Company’s proprietary information, and that all work product discovered or developed by him or her in the course of his or her employment belongs to the Company.  Each executive officer has further agreed that he or she will not (i) compete with the Company, directly or indirectly, during the course of such executive’s employment within the United States or any foreign county in which the Company has done business or has actually investigated dong business or where its products are sold or distributed, or solicit Company employees or customers during the course of employment and for a period of one year following the termination of such executive’s employment.

The Company has the right to terminate each executive’s employment for “cause” if such executive (a) breaches in any material respect or fails to fulfill in any material respect his or her fiduciary duty owed to Company; (b) breaches in any material respect his or her employment agreement or any other confidentiality or non-solicitation, non-competition agreement with the Company; (c) pleads guilty to or is convicted of a felony; (d) is found to have engaged in any reckless, fraudulent, dishonest or grossly negligent misconduct, (e) fails to perform his or her duties to the Company, provided that he or she fails to cure any such failure within thirty (30) days after written notice from Company of such failure, provided further, however, that such right to cure shall not apply to any repetition of the same failure previously cured under the agreement; or (f) violates any material rule, regulation or policy of the Company that may be established and made known to Company's employees from time to time, including without limitation, the Company’s employee handbook.  If an executive is terminated for “cause”, he or she shall have no right to receive any compensation or benefit under his or her employment agreement after such termination other than base salary and paid-time-off earned or accrued but unpaid as of the date of termination.

Payments Upon Termination Without Cause or Resignation for Good Reason

The following discussion describes the amounts that we would pay or provide to our Named Executive Officers or, as applicable, their beneficiaries under these employment agreements as a result of termination of employment in each of the following situations: termination without cause or resignation for good reason and termination following a change in control.

If we terminate Mr. King’s or Mr. Lytle’s employment without cause or the executive terminates his employment for “good reason”, such executive is entitled to (i) continued base salary and group insurance benefits for the greater of a period of twelve (12) months or the remainder of the initial two-year term, and (ii) the payment of any prorated target bonus.  In addition, each of Mr. King and Mr. Lytle shall have a period of time equal to the lesser of two years following the date of such termination or until the original expiration date of the applicable option agreement to exercise any vested and outstanding stock options as of the date of such termination.  If we terminate Mr. Shan’s or Dr. Fussey’s employment without cause or such executive terminates his or her employment for good reason, such executive shall be entitled to (a) continued base salary and group insurance benefits for the greater of a period of nine months or the remainder of the initial one-year term, and (ii) the payment of any prorated target bonus.  In addition, each of Mr. Shan and Dr. Fussey shall have a period of time equal to the lesser of twelve (12) months following the date of such termination or until the original expiration date of the applicable option agreement to exercise any vested and outstanding stock options as of the date of such termination.   As to each of the foregoing executives, the payment of group insurance benefits shall be “grossed up” for all employee taxes at the applicable state and federal bonus rates.  An executive’s receipt of the foregoing severance benefits shall be conditioned upon such executive’s execution of a general release of known and unknown claims in favor of the Company and its affiliates.

Each executive’s employment agreement defines “good reason” as (a) the Company relocates executive’s principal place of work to a location more than fifty (50) miles from the original location, without the executive’s prior written approval; (b) the executive’s position and/or duties are modified so that his or her duties are no longer consistent with the executive’s title; or (c) the executive’s annual base salary and related benefits, as adjusted from time to time, are reduced without his or her written authorization.

The following table sets forth the potential payments to Messrs. Steven King, Lytle, Shan and Dr. Fussey assuming a termination without cause or resignation for good reason with estimated benefits calculated as if the termination occurred on or about April 30, 2009:

Named Executive Officer	Base Salary($)(1)	Target Bonus ($)(2)	Group Benefits ($)(3)	Total ($)
Steven W. King	731,268	48,751	51,290	831,309
Paul J. Lytle	570,933	19,031	51,290	641,254
Shelley P.M. Fussey, Ph.D.	240,625	10,313	7,875	258,813
Joseph S. Shan	178,054	7,631	23,915	209,600
_______________________
(1)
For Mr. King and Mr. Lytle, represents payment of base salary for a period of 22.5 months and for Dr. Fussey and Mr. Shan for a period of 10.5 months.  The number of months used to calculate the base salary represents the remaining initial term under each of the employment agreements as of April 30, 2009.

(2)
The payment of a Target Bonus to the Named Executive Officers is at the sole discretion of the Company’s Board of Directors.  Although no Target Bonus was established during fiscal year 2009 in an effort to conserve financial resources, the Named Executive Officer could be eligible to receive a Target Bonus equal to a percentage of the executive’s annual base salary as follows: Mr. King – 100%; Mr. Lytle – 50%; Dr. Fussey – 30%; and Mr. Shan – 30%, as determined in the sole discretion of the Company’s Board of Directors. The Target Bonus assumes that the Board of Directors authorized the payment of the full Target Bonus to each Named Executive Officer for the fiscal year 2009 prorated for 1.5 months (representing the number of months between the commencement date of the employment agreements and April 30, 2009).

(3)
Represents payment to reimburse executive’s monthly benefits premiums for continued group health, dental, and vision benefits in addition to premiums for long-term disability and $50,000 in coverage for term life insurance, grossed up at an assumed combined state and federal bonus tax withholding rate of 34.3% for Mr. King, Mr. Lytle, and Mr. Shan, and a federal bonus tax withholding rate of 25% for Dr. Fussey.

Payments Upon a Termination in Connection with a Change-of-Control

In the event of a change-of-control of Peregrine, if Mr. Steven W. King’s or Mr. Lytle’s (i) employment is terminated other than for cause within three (3) months prior or thirty six (36) months following a change-of-control (in the case of Mr. Steven King) or twenty four (24) months following a change-of-control (in the case of Mr. Lytle), or (ii) the such executive terminates his employment for “good reason” within twelve (12) months following a change-of-control, the executive shall be paid a lump sum amount equal to (i) thirty-six months’, in the case of Mr. King, and twenty four months’, in the case of Mr. Lytle, base salary then in effect, (ii) one hundred percent (100%) of such executive’s target bonus, and (iii) payment of group insurance benefits (“grossed up” for all employee taxes at the applicable state and federal bonus rates) for the thirty-six month and twenty-four month, respectively, severance periods.  In addition, each of Mr. King’s and Mr. Lytle’s outstanding unvested stock options immediately shall become fully vested and each shall have a period of time equal to the lesser of two years following the date of such termination or until the original expiration date of the applicable option agreement to exercise any vested and outstanding stock options as of the date of such termination.  In the event of a change-of-control, if Mr. Shan’s or Dr. Fussey’s (i) employment is terminated other than for cause within three (3) months prior or twelve (12) months following a change-of-control, or (ii) such executive terminates his or her employment for good reason within twelve (12) months following a change of control, the executive shall be paid a lump sum amount equal to (i) twelve months’ base salary then in effect, (ii) one hundred percent (100%) of such executive’s target bonus, and (iii) payment of group insurance benefits (“grossed up” for all employee taxes at the applicable state and federal bonus rates) for the twelve month severance period.  In addition, each of Mr. Shan’s and Dr. Fussey’s outstanding unvested stock options immediately shall become fully vested and each shall have a period of time equal to the lesser of twelve (12) months following the date of such termination or until the original expiration date of the applicable option agreement to exercise any vested and outstanding stock options as of the date of such termination.  An executive’s receipt of the foregoing severance benefits shall be conditioned upon such executive’s execution of a general release of known and unknown claims in favor of the Company and its affiliates.

The following table sets forth the potential payments to Messrs. Steven W. King, Lytle, Shan and Dr. Fussey assuming a termination without cause or resignation for good reason in connection with a change of control, with estimated benefits calculated assuming the change of control and termination of employment occurred on or about April 30, 2009:

Named Executive Officer	Base Salary($)(1)	Target Bonus ($)(2)	Stock Option Acceleration ($)(3)	Group Benefits ($)(4)	Total ($)
Steven W. King	1,170,028	390,009	-	82,063	1,642,100
Paul J. Lytle	608,995	152,249	-	54,709	815,953
Shelley P.M. Fussey, Ph.D	275,000	82,500	-	9,000	366,500
Joseph S. Shan	203,490	61,047	-	27,332	291,869
________________________
(1)	Represents payment of base salary for a period of 36 months for Mr. Steven King, 24 months for Mr. Lytle, and 12 months for Dr. Fussey and Mr. Shan.
(2)
The payment of a Target Bonus to the Named Executive Officer is at the discretion of the Company’s Board of Directors.  A Target Bonus is equal to a percentage of the Named Executive Officer’s annual base salary as follows: Mr. King – 100%; Mr. Lytle – 50%, Dr. Fussey – 30%; and Mr. Shan – 30%.  The above assumes that the Board of Directors authorized the payment of the full Target Bonus to each executive for the year.

(3)
The amounts in this column are calculated by multiplying the number of shares subject to accelerated vesting under outstanding stock options by the difference between $0.38, which is the closing market price per share of our common stock on April 30, 2009, and the per share exercise price of the applicable accelerated stock option.

(4)
Represents payment to reimburse executive’s monthly benefits premiums for continued group health, dental, and vision benefits in addition to premiums for long-term disability and $50,000 in coverage for term life insurance, grossed up at an assumed combined state and federal bonus tax withholding rate of 34.3% for Mr. King, Mr. Lytle, and Mr. Shan, and a federal bonus tax withholding rate of 25% for Dr. Fussey during the severance period of 36 months for Mr. Steven King, 24 months for Mr. Lytle, and 12 months for Dr. Fussey and Mr. Shan.

Payments upon Death or Disability

In the event of the death or disability, as defined in the employment agreements, of Messrs. Steven W. King, Lytle, Shan or Dr. Fussey, the Company will not pay any further compensation or benefits after such event other than the payment by the Company of group insurance benefits previously provided to Messrs. Steven W. King, Lytle, Shan and Dr. Fussey for a period of twelve (12) months, in the case of Mr. Steven W. King and Mr. Lytle, and nine (9) months, in the case of Mr. Shan and Dr. Fussey as follows.

Named Executive Officer	Group Benefits ($)
Steven W. King	20,368
Paul J. Lytle	20,368
Shelley P.M. Fussey, Ph.D.	5,400
Joseph S. Shan	15,263

Payments upon Executive’s Voluntary Resignation with Extended Notice Period

In the event that either Mr. Steven W. King or Mr. Paul J. Lytle voluntarily resign, and in connection therewith he provides ninety (90) days advance written notice (the “Extended Notice Period”) to the Company, the Company will pay his base salary then in effect and shall continue to provide other contractual benefits including group insurance benefits during the Extended Notice Period and for a period of nine (9) months in the case of Mr. King and six (6) months in the case of Mr. Lytle after the Extended Notice Period provided he makes himself telephonically available to the Board of Directors and the Company’s executive team for up to 2 hours per week.

Compensation Committee Interlocks and Insider Participation

The following non-employee directors currently serve on the Compensation Committee of the Board of Directors:  Mr. Carlton M. Johnson, Mr. David H. Pohl and Mr. Eric S. Swartz.  There are no interlocks of executive officers or directors of the Company serving on the compensation committee or equivalent committee of another entity, which has any director or executive officer serving on the Compensation Committee, other committees or the Board of Directors of the Company.

Compensation Committee Report

The Report of the Compensation Committee of the Board of Directors shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 (the “Securities Act”) or under the Securities Exchange Act of 1934 (the “Exchange Act”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The Compensation Committee of our Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Eric S. Swartz, Chairman of the Compensation Committee
Carlton M. Johnson
David H. Pohl

Equity Compensation Plan Information

We maintain four equity compensation plans, the 1996 Plan, the 2002 Plan, the 2003 Plan, and the 2005 Plan.  The 1996, 2003 and 2005 Plans were approved by our stockholders while the 2002 Plan was not submitted for stockholder approval.

The 2002 Plan is a broad-based non-qualified stock option plan for the issuance of up to 3,000,000 options.  The 2002 Plan provides for the granting of options to purchase shares of our common stock at prices not less than the fair market value of our common stock at the date of grant and generally expire ten years after the date of grant.

In addition to the 2002 Plan, during 1999, we granted non-qualified options, which are not part of any compensation plan, to purchase up to an aggregate of 1,500,000 shares of our common stock.  As of April 30, 2009, options to purchase 181,664 shares of our common stock were outstanding.  The resale of the underlying shares of common stock is registered on a registration statement on Form S-3.

The following table sets forth certain information as of April 30, 2009 concerning our common stock that may be issued upon the exercise of options or pursuant to purchases of stock under all of our equity compensation plans approved by stockholders and equity compensation plans not approved by stockholders in effect as of April 30, 2009:

Plan Category	(a) Number of Securities to be Issued Upon the Exercise of Outstanding Options	(b) Weighted-Average Exercise Price of Outstanding Options ($/share)	(c) Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders	11,953,821	$1.21	1,215,140
Equity compensation plans not approved by stockholders	2,239,343	$1. 21	46,541
	14,193,164	$1.21	1,261,681

Proposal No. 4: Stockholder Proposal

A stockholder has advised the Company that he intends to introduce at the 2009 Annual Meeting the following proposal.  The name and address of and the number of shares owned by the proponent will be provided upon oral or written request to the Secretary of the Company.

Stockholder Proposal

Company Valuation through Competitive Bidding and Potential Sale

Proposal Details

RESOLVED, that the stockholders of Peregrine Pharmaceuticals (the Company) modify the Company’s Bylaws and Certificate of Incorporation to remove all obstacles to the immediate sale of the Company in its entirety and to set in place an annual process to seek bids and vote for or against the Company’s sale.

The details are as follows:

1.    The poison pill provision will be permanently revoked.

2.    Bidding and Voting

The bidding process will begin annually on the day after the Company’s annual meeting.

The Company will initiate the process by requesting bids for the entire Company by press release.

Bids will be accepted for 60 days.

Immediately upon bid receipt, the Company will post the name of the entity who submitted bid on its website on ‘Bidders List’ page.

After 60 days, all received bids will be detailed on the Company’s website.

Top bid and top three bid entities will be accepted for special vote.  Shareholders of record 30 days after ‘request for bid’ press release will be eligible to vote – one vote per share owned.  The Company will immediately get the voting materials to the stockholders. This voting process, from initial mailing of materials to deadline to vote will be 75 days.

The vote will be twofold and broker non-votes, abstentions or votes not cast will not be considered in any way:

Question one will be whether to sell the Company at the high bid price received.  The Company’s Board of Directors can choose to recommend acceptance or rejection of the high bid.  If Board recommends acceptance, a simple majority of votes cast for the sale is needed to pass.  If Board recommends rejection, a sixty-five percent vote for the sale must be received to pass.

Question two will be to decide which of the top three bidders to sell the Company to and this question will be meaningless if question one does not pass.  The stockholders will select which entity to sell the Company to.  The entity receiving the highest votes for will be offered the Company at the highest bid price.  If the entity does not match the highest bid, the Company will be sold to the highest bidder at the price accepted by stockholder vote.

Why Stockholder is Seeking Your Support and Approval

The management team at Peregrine Pharmaceuticals has been unable to build stockholder value. The Company can not fund aggressive trials on lead drug candidates and has allowed seemingly FDA approvable products to whither and die, costing the stockholders countless millions of dollars.  Management’s refusal to license, sell or partner assets of value has destroyed the stock price.  It is time for the stockholders to determine the true value of the Company through competitive bidding and to then decide themselves if the value to be received is fair.

Please vote ‘Yes’ in support of this proposal.

Your Directors’ Position

The Board of Directors unanimously recommends a vote AGAINST this proposal, which it believes has a high likelihood of destroying shareholder value in the short-term and crippling the growth and development of Peregrine’s fundamental businesses in the mid- to longer-term.

The Board believes adoption of this proposal would substantially harm the current and future value of the Company, whether or not Peregrine was actually sold using the proposed process.

First, the very existence of this uncertain and unmanaged forced sale option is likely to be viewed very negatively by the financial community.  It would likely cause an immediate sharp decline in the Company’s share price and discourage any new investors from buying Peregrine shares.

Second, the Board believes that the recurring uncertainty about the Company’s future introduced by the proposal would limit Peregrine’s ability to sustain and advance its business on a number of fronts, which would likely result in a substantial decrease in the real value of the Company.  For example, the proposal would likely harm the robust and growing business of the Company’s Avid Bioservices subsidiary, which increased its contract manufacturing revenues by more than 200% last year, generating $13 million to help support Peregrine’s ongoing clinical programs.  Contract manufacturing involves multi-year projects where a high degree of certainty about management identity and control is essential.  Without that certainty, the Board believes that Avid’s current business is likely to suffer as some customers seek replacement suppliers, and obtaining new business would become almost impossible.  Similarly, Peregrine’s multi-year U.S. Defense Threat Reduction Agency R&D contract worth up to $44.4 million for development of the Company’s viral hemorrhagic fever program might not be renewed if the current scientific and management team is dismantled.  In addition, the ongoing Phase II clinical trials that are the key value drivers for Peregrine could be adversely affected, with the uncertainty impairing the Company’s ability to recruit investigators and patients to its clinical trials.  In the Board’s view, implementation of the proposal also has the potential to derail Peregrine’s ongoing discussions with potential partners for its clinical and preclinical programs, since very few companies would consider partnering with a firm whose ownership and management structure were in flux.  Finally, the Board is concerned that the proposal would make it difficult for Peregrine to retain or recruit the highly qualified staff who are central to the Company’s successes to date and to its continued growth and advancement going forward.

Third, the Board believes that the proposed forced sale proposal is both expensive and impracticable to implement.  Impracticable because partnering agreements and asset sales in the biopharmaceutical industry are complex arrangements that involve a great deal of confidential information disclosure and “due diligence” involving multiple experts, detailed analyses, and extensive legal reviews and opinions.  The notion that this detailed and time-consuming process could be accomplished in the framework of a simple auction approach is, in the view of the Board, ludicrous.  The proposal is also impracticable because there is no mechanism included for performing the needed due diligence on the proposed purchasers, to determine which, if any, have the financial, management and scientific resources to successfully run the Company post-acquisition.  This is all the more serious because it is unlikely that conventional pharmaceutical or biotechnology companies would participate in this approach.  The Board believes that any potential bidders would likely be opportunistic operators intending to acquire the Company’s assets at fire sale prices.  They could then resell these assets in a more traditional process, with all of the profits accruing to themselves rather than to Peregrine shareholders.

The proposed process is also costly for Peregrine and its shareholders.  Preparation and mailing of a special proxy solicitation costs the Company over $100,000 and the Board expects that the cost of implementing the proposed process each year would be at least several times this amount.

In considering this proposal, it is also helpful to consider the significant progress Peregrine has achieved in the past 12-18 months.  As was recently reported in the Company’s earnings call and release on July 14, 2009 covering the fiscal year ended April 30, 2009, the Company has made great progress in raising the profile of its three clinical programs with, among others, potential partners and the medical community, and as a result, the pace of the Company’s partnering efforts has accelerated.  Among the most significant developments driving this increased interest was the release of the Company’s first clinical data indicating that bavituximab may be a valuable new option for treating cancer.  In three separate Phase II trials in combination with chemotherapy, bavituximab demonstrated encouraging signs of efficacy in patients with advanced breast cancer and advanced lung cancer.  All three trials surpassed the requisite efficacy criteria for expansion of patient enrollment, which is completed in one study and well underway in the other two studies.  These trials, along with the Company’s Phase I bavituximab cancer study that recently completed patient enrollment, are helping to set the stage for advancing bavituximab toward later-stage clinical trials.

As the Company has stated, drug development is a long process.  It takes time to gather the body of data regarding a drug candidate’s safety and efficacy necessary to attract the interests and resources of larger pharmaceutical companies and other potential partners.  The Company is now at the stage where it hopes that the compelling data from the first stage of the Company’s three Phase II cancer trials along with the anticipated additional data from the second stage of the Phase II trials will help drive additional value to its partnering discussions that are already underway.  As such, now is not the time to conduct an auction style fire sale of the Company, in fact it is the worst possible time.

While the Board appreciates the frustration of some shareholders, we believe that implementation of this proposal has the potential to be severely damaging for shareholders and for the future of Peregrine.  We urge you to vote NO and to educate your fellow shareholders as to why a NO vote is in their best interest and in the best interest of the Company.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE AGAINST PROPOSAL 4.

Comparison of Stockholder Return (‡)

The following graph shows a comparison of cumulative total returns for the Company, Nasdaq Market Index and a Nasdaq Peer group for the period beginning April 30, 2004 through April 30, 2009.  The total cumulative return on investment shown for the Company, the Nasdaq Market Index and the Nasdaq Pharmaceutical Index (Peer Companies Group Index) are based on the assumptions that on April 30, 2004, $100 was invested in the common stock of each Index and that all dividends were reinvested.  The Nasdaq Market Index and the Nasdaq Pharmaceutical Index were prepared by The Center for Research in Security Prices.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
VALUE OF INVESTMENT OF $100 ON APRIL 30, 2004

The underlying data for the foregoing graph is as follows:

	April 30, 2004	April 30, 2005	April 30, 2006	April 30, 2007	April 30, 2008	April 30, 2009
Peregrine Pharmaceuticals, Inc.	$100.00	$72.46	$83.23	$59.88	$25.15	$22.75
Nasdaq Pharmaceutical Index	$100.00	$89.33	$109.40	$117.39	$111.58	$99.64
Nasdaq Market Index (U.S.)	$100.00	$100.35	$121.83	$132.90	$125.60	$72.06
_________________________
‡   The performance graph and the underlying data is not soliciting material, and is not incorporated into any past or future filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, including this Proxy Statement, in whole or in part.

Other Matters

Stockholder Proposals and Nominations

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in the Company’s proxy statement and for consideration at the Company’s next annual meeting of stockholders.  To be eligible for inclusion in the Company’s 2010 Proxy Statement, your proposal must be received by the Company no later than May 7, 2010, and must otherwise comply with Rule 14a-8.  While the Board will consider stockholder proposals, the Company reserves the right to omit from the Company’s proxy statement stockholder proposals that it is not required to include under the Exchange Act, including Rule 14a-8.

In addition, the Company’s Nominating Charter contains an advance notice provision with respect to matters to be brought at an annual meeting of stockholders, including nominations, and not included in the Company’s Proxy Statement.  If you would like to nominate a director or bring any other business before the stockholders at the 2010 Annual Meeting, you must comply with the procedures contained in the Company’s Nominating Charter of the Board of Directors and you must notify the Company in writing and such notice must be delivered to or received by the Secretary no later than 90 days prior to the 2010 Annual Meeting.

The Nominating Charter of the Board of Directors provides that nominations may be made by the Board, by a committee appointed by the Board or any stockholder entitled to vote in the election of directors generally. Stockholders must provide actual written notice of their intent to make nomination(s) to the Secretary of the Company no later than 90 days prior to the relevant annual meeting.  Each notice must set forth (i) the name and address of the stockholder who intends to make the nomination(s) and the person(s) to be nominated; (ii) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person(s) specified in the notice; (iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person(s) (naming such person(s)) pursuant to which the nomination(s) are to be made by the stockholder; (iv) such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated, or intended to be nominated, by the Board; and (v) the consent of each nominee to serve as a director of the Company if so elected.  Any candidates recommended by stockholders for nomination to the Board will be evaluated in the same manner that nominees suggested by Board members, management or other parties.

You may write to the Secretary of the Company at the Company’s principal executive office, 14282 Franklin Avenue, Tustin, California 92780, to deliver the notices discussed above and for a copy of the relevant Nominating Charter of the Board of Directors regarding the requirements for making stockholder proposals and nominating director candidates.   In addition, the Nominating Charter of the Board of Directors can also be found on our website at www.peregrineinc.com (this website address is not intended to function as a hyperlink, and the information contained on the Company’s website is not intended to be a part of this Proxy Statement).

Other Matters

Neither the Board of Directors nor the management knows of any other business to be presented at the Annual Meeting, but if other matters do properly come before the Annual Meeting, it is intended that the persons named on the proxy card will vote on those matters in accordance with their best judgment.

Annual Report on Form 10-K

A copy of the Company’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission (exclusive of Exhibits), will be furnished by first class mail, within one business day of receipt of request, without charge to any person from whom the accompanying proxy is solicited upon written request to Peregrine Pharmaceuticals, Inc., Attention: Corporate Secretary, 14282 Franklin Avenue, Tustin, California 92780-7017.  If Exhibit copies are requested, a copying charge of $.20 per page will be made.  In addition, all of the Company’s public filings, including the Annual Report on Form 10-K, can be found on our website at www.peregrineinc.com (this website address is not intended to function as a hyperlink, and the information contained on the Company’s website is not intended to be a part of this Proxy Statement).

By Order of the Board of Directors

Paul J. Lytle
Chief Financial Officer and
Corporate Secretary

August [__], 2009

Exhibit A
PEREGRINE PHARMACEUTICALS, INC.
2009 STOCK INCENTIVE PLAN

ARTICLE ONE
GENERAL PROVISIONS

I.    PURPOSE OF THE PLAN

This 2009 Stock Incentive Plan (the “Plan”) is intended to promote and advance the interests of Peregrine Pharmaceuticals, Inc., a Delaware corporation (the “Corporation”), and its stockholders by strengthening the Corporation’s ability to attract and retain individuals of training, experience and ability as officers, employees, non-employee directors and consultants and to furnish additional incentives to such key individuals to promote the Corporation’s financial success by providing them with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation.

Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

II.   STRUCTURE OF THE PLAN

A.           The Plan shall be divided into two separate equity programs:

(i) the “Discretionary Option Grant Program” under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock, and

(ii) the “Stock Issuance Program” under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered to the Corporation (or any Parent or Subsidiary).

B.           The provisions of Articles One and Four shall apply to all equity programs under the Plan and shall govern the interests of all persons under the Plan.

III.  ADMINISTRATION OF THE PLAN

A.           The Plan will be administered by the Compensation Committee, composed of not less than two directors appointed by the Board.  Each member of the Compensation Committee shall, at all times during their service as such, be a "non-employee director" within the meaning of Rule 16b-3(b)(3) under the Securities Exchange Act of 1934.  The Compensation Committee (hereinafter also referred to as the “Plan Administrator”) shall have conclusive authority to construe and interpret the Plan and any award agreement entered into thereunder, and to establish, amend and rescind administrative policies for the administration of the Plan and such additional authority as the Board may from time to time determine is necessary or desirable.

B.           The Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option Grant Program and the Stock Issuance Program and to make such determinations under, and issue such interpretations of, the provisions of such programs and any outstanding options or stock issuances thereunder as it may deem necessary or advisable.  Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option Grant Program and/or the Stock Issuance Program under its jurisdiction or any option or stock issuance thereunder.

C.           Service on the Compensation Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee.  No member of the Compensation Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants or stock issuances under the Plan.

IV.   ELIGIBILITY

A.           The persons eligible to participate in the Discretionary Option Grant Program and the Stock Issuance Program are as follows:

(i)  Employees,

(ii)  non-employee members of the Board or the board of directors of any Parent or Subsidiary of the Corporation, and

(iii)  consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary of the Corporation).

B.           The Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority to determine:

(i) with respect to option grants under the Discretionary Option Grant Program, which eligible persons are to receive option grants, the time or times when such option grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times when each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding, and

(ii) with respect to stock issuances under the Stock Issuance Program, which eligible persons are to receive stock issuances, the time or times when such issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration for such shares.

C.           The Plan Administrator shall have the absolute discretion either to grant options in accordance with the Discretionary Option Grant Program or to effect stock issuances in accordance with the Stock Issuance Program.

V.           STOCK SUBJECT TO THE PLAN

A.           The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market.  The maximum number of shares of Common Stock initially reserved for issuance over the term of the Plan shall not exceed 15,000,000 shares.  Such authorized share reserve includes the number of shares subject to the outstanding options, which are hereby incorporated into the Plan.

B.           Shares of Common Stock subject to outstanding options shall be available for subsequent issuance under the Plan to the extent those options expire or terminate for any reason prior to being exercised in full.  Unvested shares issued under the Plan and subsequently cancelled or repurchased by the Corporation, at the original issue price paid per share, pursuant to the Corporation’s repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan.

C.           If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made to:

(i) the maximum number and/or class of securities issuable under the Plan;

(ii) the number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the Plan per calendar year; and

(iii) the number and/or class of securities and the exercise price per share in effect under each outstanding option under the Plan.

Such adjustments to the outstanding options are to be effected in a manner, which shall preclude the enlargement or dilution of rights and benefits under such options.  The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

ARTICLE TWO
DISCRETIONARY OPTION GRANT PROGRAM

I.           OPTION TERMS

Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below.  Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

A.           Exercise Price.

1.   The exercise price per share shall be fixed by the Plan Administrator at a price not less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date; provided, however, that the Plan Administrator may fix the exercise price at less than 100% of Fair Market Value if such option is granted pursuant to an assumption or substitution for another option in a manner satisfying Section 424(a) and 409A of the Code.

2.  The exercise price shall become immediately due upon exercise of the option and may, subject to the provisions of Section I of Article Four and the documents evidencing the option, be payable in one or more of the forms specified below:

(i)   cash or check made payable to the Corporation,

(ii) shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

(iii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable written instructions to (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise, and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

B.           Exercise and Term of Options. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option.  However, no option shall have a term in excess of ten (10) years measured from the option grant date.

C.           Effect of Termination of Service.

1.  The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

(i)  Any option outstanding at the time of the Optionee’s cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option (which shall equal 1 year in the case of death or disability and ninety (90) days in the case of any other cessation of Service), provided no such option shall be exercisable after the expiration of the option term.

(ii)  Any option exercisable in whole or in part by the Optionee at the time of death may be subsequently exercised by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution.

(iii)  Subject to clause C.2.(ii) below of this Section I, during the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee’s cessation of Service.  Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised.

2.  The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

(i)  extend the period of time for which the option is to remain exercisable following the Optionee’s cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

(ii)  permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee’s cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

D.           Shareholder Rights.  The holder of an option shall have no shareholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

E.           Repurchase Rights. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock and to reserve the right to repurchase any or all of those unvested shares should the Optionee thereafter cease to be in Service to the Corporation.  The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

F.           Limited Transferability of Options.  During the lifetime of the Optionee, options shall be exercisable only by the Optionee and shall be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee’s death.

II.           INCENTIVE OPTIONS

The terms specified below shall be applicable to all Incentive Options.  Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Four shall be applicable to Incentive Options.  Options that are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.

A.           Eligibility.  Incentive Options may only be granted to Employees.

B.           Exercise Price.  The exercise price per share shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date; provided, however, that the Plan Administrator may fix the exercise price at less than 100% of Fair Market Value if such option is granted pursuant to an assumption or substitution for another option in a manner satisfying Section 424(a) and 409A of the Code

C.           Dollar Limitation.  The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000).  To the extent the Employee holds two (2) or more such options that become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options, as Incentive Options shall be applied on the basis of the order in which such options are granted.

D.           10% Shareholder.  If any Employee to whom an Incentive Option is granted is a 10% Shareholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.

III.           CANCELLATION AND REGRANT OF OPTIONS

The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Discretionary Option Grant Program and to grant in substitution new options covering the same or a different number of shares of Common Stock but with an exercise price per share based on the Fair Market Value per share of Common Stock on the new grant date.

ARTICLE THREE
STOCK ISSUANCE PROGRAM

I.           STOCK ISSUANCES

Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants.  Each such stock issuance shall be evidenced by a Stock Issuance Agreement that complies with the terms specified below.

II.     STOCK ISSUANCE TERMS

A.           Purchase Price.

1.  The purchase price per share shall be fixed by the Plan Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the issuance date.

2.  Subject to the provisions of Section I of Article Four, shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration that the Plan Administrator may deem appropriate in each individual instance:

(i)  cash or check made payable to the Corporation,

(ii) past services rendered to the Corporation (or any Parent or Subsidiary), or

(iii)  any other valid consideration for the issuance of shares of Common Stock under Applicable Laws.

B.           Vesting Provisions.

1.  Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant’s period of Service or upon attainment of specified performance objectives.  The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program, namely:

(i)  the Service period to be completed by the Participant or the performance objectives to be attained,

(ii)  the number of installments in which the shares are to vest,

(iii) the interval or intervals (if any) which are to lapse between installments, and

(iv) the effect which death, Permanent Disability or other event designated by the Plan Administrator is to have upon the vesting schedule, shall be determined by the Plan Administrator and incorporated into the Stock Issuance Agreement.

2.  Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant’s unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant’s unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

3.  The Participant shall have full shareholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant’s interest in those shares is vested.  Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

4.  Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further shareholder rights with respect to those shares.  To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant’s purchase-money indebtedness), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to the surrendered shares.

5.  The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock that would otherwise occur upon the cessation of the Participant’s Service or the non-attainment of the performance objectives applicable to those shares.  Such waiver shall result in the immediate vesting of the Participant’s interest in the shares as to which the waiver applies.  Such waiver may be effected at any time, whether before or after the Participant’s cessation of Service or the attainment or non-attainment of the applicable performance objectives.

ARTICLE FOUR
MISCELLANEOUS

I.           FINANCING

The Plan Administrator may permit any Optionee or Participant to pay the option exercise price under the Discretionary Option Grant Program or the purchase price of shares issued under the Stock Issuance Program by delivering a full-recourse, interest bearing promissory note payable in one or more installments.  The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Plan Administrator in its sole discretion.  In no event may the maximum credit available to the Optionee or Participant exceed the sum of:

(i) the aggregate option exercise price or purchase price payable for the purchased shares plus

(ii) any Federal, state and local income and employment tax liability incurred by the Optionee or the Participant in connection with the option exercise or share purchase.

The foregoing shall not be applicable to any executive officer or director of the Corporation where the extension of such credit would result in a violation of Section 402 of the Sarbanes-Oxley Act of 2002.

II.           SHARE ESCROW/LEGENDS

Unvested shares issued under the Plan may, in the Plan Administrator’s discretion, be held in escrow by the Corporation until the Participant’s interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

III.           CHANGE IN CONTROL

A.           In the event of any Change in Control, each outstanding option under the Discretionary Option Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Change in Control, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock.

B.           Outstanding repurchase rights, if any, shall terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Change in Control.

IV.           VESTING

Notwithstanding any other provision of this agreement, the vesting schedule imposed with respect to any option grant or share issuance shall not result in the Optionee or Participant vesting in fewer than 20% per year for five years from the date of the option grant or share issuance.

V.           TAX WITHHOLDING

A.           The Corporation’s obligation to deliver shares of Common Stock upon the exercise of options or the issuance or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

B.           The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options or unvested shares of Common Stock under the Plan with the right to use shares of Common Stock in satisfaction of all or part of the Taxes incurred by such holders in connection with the exercise of their options or the vesting of their shares.  Such right may be provided to any such holder in either or both of the following formats:

1.  Stock Withholding:  The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by the holder.

2.  Stock Delivery:  The election to deliver to the Corporation, at the time the Non-Statutory Option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with the option exercise or share vesting triggering the Taxes) with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by the holder.

VI.           EFFECTIVE DATE AND TERM OF THE PLAN

A.           The Plan shall become effective immediately upon the Plan Effective Date.  Options may be granted under the Discretionary Option Grant Program at any time on or after the Plan Effective Date.  However, no options granted under the Plan may be exercised, and no shares shall be issued under the Plan, until the Corporation’s shareholders approve the Plan.  If such shareholder approval is not obtained within twelve (12) months after the Plan Effective Date, then all options previously granted under this Plan shall terminate and cease to be outstanding, and no further options shall be granted and no shares shall be issued under the Plan.

B.           All options outstanding as of the Plan Effective Date shall be incorporated into the Plan at that time and shall be treated as outstanding options under the Plan.  However, each outstanding option so incorporated shall continue to be governed solely by the terms of the documents evidencing such option, and no provision of the Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated options with respect to their acquisition of shares of Common Stock.

C.           The Plan shall terminate upon the earliest of

(i) the tenth anniversary of the Plan Effective Date, and

(ii) the date on which all shares available for issuance under the Plan shall have been issued as fully-vested shares.

Upon such plan termination, all outstanding option grants and unvested stock issuances shall thereafter continue to have force and effect in accordance with the provisions of the documents evidencing such grants or issuances.

VII.           AMENDMENT OF THE PLAN

A.           The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects.  However, no such amendment or modification shall adversely affect the rights and obligations with respect to stock options or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, certain amendments may require shareholder approval if so determined by the Board or pursuant to applicable laws or regulations.

B.           Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant Program and shares of Common Stock may be issued under the Stock Issuance Program that are in each instance in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under those programs shall be held in escrow until there is obtained any required approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan.  If such approval is not obtained within twelve (12) months after the date the first such excess issuances are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees and the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

VIII.           USE OF PROCEEDS

Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

IX.           REGULATORY APPROVALS; SECTION 409A COMPLIANCE STRATEGY

A.           The implementation of the Plan, the granting of any stock option under the Plan and the issuance of any shares of Common Stock (i) upon the exercise of any granted option or (ii) under the Stock Issuance Program shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options granted under it and the shares of Common Stock issued pursuant to it.

B.           No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq Stock Market, if applicable) on which Common Stock is then listed for trading.

C.           In order to qualify for the exception to Section 409A of the Code set forth in Treas. Reg. § 1.409A-1(b)(5)(i)(A), the exercise price for any option granted under the terms of the Plan shall not be less than the Fair Market Value of a share of Common Stock on the option grant date and the number of shares subject to the option shall be fixed on the option grant date.  In addition, no option shall be subject to any further deferral as described in Treas. Reg. § 1.409A-1(b)(5)(i)(C) and (D).

X.           NO EMPLOYMENT/SERVICE RIGHTS

Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.

APPENDIX

The following definitions shall be in effect under the Plan:

A.           Applicable Laws shall mean the legal requirements relating to the administration of stock option plans and the issuance of stock and stock options under federal securities laws, Delaware General Corporate Laws and securities laws, the Code, and the applicable laws of any foreign country or jurisdiction where options will be or are being granted under the Plan.

B.           Board shall mean the Corporation’s Board of Directors.

C.           Change in Control shall mean the occurrence of any one of the following events:

(a)           Any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any of its Affiliates or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its Affiliates) together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person, shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of either (i) the combined voting power of the Company’s then outstanding securities having the right to vote in an election of the Board (“voting securities”) or (ii) the then outstanding Shares (in either such case other than as a result of an acquisition of securities directly from the Company); or

(b)           When, during any period of 24 consecutive months during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board (the “Incumbent Directors”) cease or any reason other than death to constitute at least a majority thereof, provided, however, that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month period) or by prior operation of this subsection (b); or

(c)           The shareholders of the Company shall approve (i) any consolidation or merger of the Company or any Subsidiary where the shareholders of the Company, immediately prior to the consolidation or merger, would not immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate eighty percent (80%) or more of the voting securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (ii) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company or (iii) any plan or proposal for the liquidation or dissolution of the Company.

(d)           Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company which, by reducing the number of Shares or other voting securities outstanding, increases (i) the proportionate number of Shares beneficially owned by any person to twenty percent (20%) or more of the Shares then outstanding or (ii) the proportionate voting power represented by the voting securities beneficially owned by any person to twenty percent (20%) or more of the combined voting power of all then outstanding voting securities; provided, however, that if any person referred to in clause (i) or (ii) of this sentence shall thereafter become the beneficial owner of any additional Shares or other voting securities (other than pursuant to a stock split, stock dividend, or similar transaction), then a “Change of Control” shall be deemed to have occurred.

D.           Code shall mean the Internal Revenue Code of 1986, as amended.

E.           Common Stock shall mean the Corporation’s common stock.

F.           Corporation shall mean Peregrine Pharmaceuticals, Inc., a Delaware corporation, and its successors.

G.           Discretionary Option Grant Program shall mean the discretionary option grant program in effect under the Plan.

H.           Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

I.           Exercise Date shall mean the date on which the Corporation shall have received written notice of the option exercise.

J.           Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i)  If the Common Stock is at the time traded on the Nasdaq Stock Market, then the Fair Market Value shall be deemed equal to the closing selling price per share of Common Stock on the date in question, as such price is reported on the Nasdaq Stock Market or any successor system.  If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii)  If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be deemed equal to the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange.  If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii)   If the Common Stock is at the time quoted on the OTC Bulletin Board , then the Fair Market Value shall be deemed equal to the closing bid price per share of Common Stock on the date in question.

(iv)    If the Common Stock is at the time then reported in the “Pink Sheets,” published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the Fair Market Value shall be deemed equal to the most recent bid price per share of the Common Stock as of the date of question.

K.           Incentive Option shall mean an option which satisfies the requirements of Code Section 422.

L.           1934 Act shall mean the Securities Exchange Act of 1934, as amended.

M.           Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

N.           Optionee shall mean any person to whom an option is granted under the Discretionary Option Grant Program.

O.           Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

P.           Participant shall mean any person who is issued shares of Common Stock under the Stock Issuance Program.

Q.           Permanent Disability or Permanently Disabled shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

R.           Plan shall mean the Corporation’s 2009 Stock Incentive Plan, as set forth in this document.

S.           Plan Administrator shall mean the Organization and Compensation Committee of the Board, which is authorized to administer the Discretionary Option Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.

T.           Plan Effective Date shall mean the date on which the Board adopted the Plan.

U.           Section 16 Insider shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

V.           Service shall mean the performance of services for the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.

W.           Stock Exchange shall mean either the American Stock Exchange or the New York Stock Exchange.

X.           Stock Issuance Agreement shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

Y.           Stock Issuance Program shall mean the stock issuance program in effect under the Plan.

Z.           Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

AA.           Taxes shall mean the Federal, state and local income and employment tax liabilities incurred by the holder of Non-Statutory Options or unvested shares of Common Stock in connection with the exercise of those options or the vesting of those shares.

BB.           10% Shareholder shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

PEREGRINE
Pharmaceuticals, Inc.

14282 FRANKLIN AVENUE
TUSTIN, CA 92780-7017
ATTN: PAUL LYTLE

YOUR VOTE IS IMPORTANT!
PLEASE VOTE

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M16825 - P84761 - P84004

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

PEREGRINE PHARMACEUTICALS, INC.

IF NOT OTHERWISE MARKED, THE SHARES REPRESENTED BY THIS PROXY SHALL BE VOTED AS FOLLOWS: "FOR" ITEMS 1, 2 AND 3 AND "AGAINST" ITEM 4.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL" NOMINEES IN ITEM 1.

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Vote on Directors

1. Election of Directors

Nominees:

01) Carlton M. Johnson
02) Steven W. King
03) David H. Pohl
04) Eric S. Swartz

Vote on Proposals

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 2 AND 3.

	For	Against	Abstain
2. Ratify the Audit Committee's selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2010.	☐	☐	☐
3. Approve our 2009 Stock Incentive Plan.	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" ITEM 4.

	For	Against	Abstain
4. Approve one Stockholder Proposal.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

NOTE: Please sign as name appears on this proxy. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. **By my signature below, I confer to the named proxies discretionary authority on any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.**

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date